Exhibit 3.1

constitution of IRIS Energy LIMITEd

ACN 629 842 799

A PUBLIC COMPANY LIMITED BY SHARES

Adopted by resolution of the members on 19 August, 2021

	6.3	Exercise of voting rights held by the company	12
	6.4	Director with material personal interest	12
	6.5	Participation despite interest	12
7.	Executive Officers		12
	7.1	Appointment of managing directors and executive directors	12
	7.2	Powers of managing directors and executive directors	13
	7.3	Remuneration of managing directors and executive directors	13
	7.4	Where managing director ceases to be a director	13
	7.5	Where managing director or executive director ceases to be an employee	13
	7.6	Secretaries	13
	7.7	Validity of acts done by executive officers	13
8.	Convening General Meetings		14
	8.1	General meetings	14
	8.2	Annual general meetings	14
	8.3	Convening a general meeting	14
	8.4	Length, form and content of notice	14
	8.5	Persons to whom notice must be given	14
	8.6	Irregularities in giving notice	15
	8.7	Change of place, postponement or cancellation before date of meeting	15
	8.8	Consent required for postponement or cancellation	15
	8.9	Business at a general meeting	15
9.	Proceedings at General Meetings		15
	9.1	Admission to general meetings	15
	9.2	Requirement for a quorum	16
	9.3	Number for a quorum	17
	9.4	If quorum not present	17
	9.5	Quorum for adjourned meeting	17
	9.6	Postponement before start of meeting	17
	9.7	Chair of general meeting	18
	9.8	Acting chair of general meeting	18
	9.9	Conduct of general meeting	18
	9.10	Suspension of general meeting	19
	9.11	Amendments to resolutions	19
	9.12	Adjournment of general meeting	19
	9.13	Business of adjourned meeting	19
	9.14	Notice of adjourned meeting	19
	9.15	Directors entitled to attend and speak at general meeting	19
10.	Voting at General Meetings		20
	10.1	How resolutions are decided	20
	10.2	Method of voting	20
	10.3	Demand for a poll	20
	10.4	When a poll may be demanded	20
	10.5	How a poll must be taken	20
	10.6	Direct voting	21
	10.7	Rights to vote	21
	10.8	Voting rights of holders of partly paid shares on a poll	22
	10.9	Voting by joint holders	22
	10.10	Voting by member of unsound mind	22
	10.11	Voting by infant member	22
	10.12	Voting by persons entitled by transmission	22
	10.13	Restrictions on voting rights	23
	10.14	Objection to voting qualification	23
11.	Representation of Members at General Meetings		23
	11.1	How members may attend and vote	23

	11.2	Corporate representatives	23
	11.3	Form of proxy appointments	23
	11.4	Signature or authentication of proxy appointments	24
	11.5	Name of proxy not completed	24
	11.6	Time for receipt of proxy appointment	24
	11.7	Incomplete proxy appointment	24
	11.8	Attorneys	25
	11.9	Rights of corporate representatives, proxies and attorneys	25
	11.10	Validity of votes cast by proxy or attorney	25
	11.11	No right to speak or vote if appointing member present	26
	11.12	Rights where 2 proxies or attorneys are appointed	26
	11.13	More than one corporate representative present	26
	11.14	More than two proxies or attorneys appointed	26
	11.15	Identity of person acting as corporate representative, proxy or attorney	26
12.	Share Capital		27
	12.1	Power of board to issue shares	27
	12.2	Alteration of share capital	27
	12.3	Fractions of shares	27
	12.4	Preference shares	27
	12.5	Rights attaching to preference shares	27
	12.6	Variation of class rights	28
	12.7	Effect of share issue on class rights	28
	12.8	Calls on shares, liens on shares, forfeiture and surrender of shares	28
	12.9	Joint holders of shares	28
	12.10	No recognition of third party interests	28
	12.11	Certificates for shares	29
13.	Transfer of Shares		29
	13.1	Method of transfer	29
	13.2	Written instrument of transfer	29
	13.3	Company to register transfers	30
	13.4	Obligation to refuse to register transfers	30
	13.5	Power to refuse to register transfers	30
	13.6	Notice of refusal to register transfer	30
	13.7	Suspension of registrations	30
	13.8	Effect of registration	31
	13.9	No fee for registration of transfers	31
	13.10	Company to retain instrument of transfer	31
	13.11	Proportional takeover bids	31
14.	Transmission of Shares		31
	14.1	Effect of statutory provisions	31
	14.2	Transmission of shares on death	31
	14.3	Rights of personal representative	31
	14.4	Election by persons entitled on transmission	31
	14.5	Manner of election	32
	14.6	Transfer executed before occurrence of Transmission Event	32
15.	Dividends		32
	15.1	Decision to pay dividends	32
	15.2	Entitlements of fully paid and partly paid shares	33
	15.3	Payment of dividends	33
	15.4	No interest on dividends	34
	15.5	Deductions from dividends	34
	15.6	Available sources for payment of dividends	34
	15.7	Scrip dividend	34
16.	Reserves and Profits		34

	16.1	Reserves	34
	16.2	Carry forward of profits	34
	16.3	Capitalisation of reserves and profits	34
	16.4	Agreement on behalf of members	35
17.	Distribution of Assets		35
	17.1	Distribution by way of dividend or return of capital	35
	17.2	Agreement on behalf of members	36
	17.3	Distribution of assets on a winding up	36
18.	Indemnity and Insurance		36
	18.1	Indemnity	36
	18.2	Extent of indemnity	36
	18.3	Insurance	37
	18.4	Company may enter into contracts	37
	18.5	Indemnity not exclusive	37
19.	Seals and Execution of Documents		37
	19.1	Common seal	37
	19.2	Use of common seal	38
	19.3	Share certificate sealing and signing mechanics	38
	19.4	Execution of documents	38
	19.5	Signing of cheques and receipts	38
20.	Inspection of Records		38
	20.1	Inspection by members	38
	20.2	Inspection by current and former officers	38
21.	Payments by the Company		39
	21.1	Method of payment	39
	21.2	Persons entitled by transmission	39
	21.3	Risk of payments	39
	21.4	Currency of payments	40
	21.5	Company unable to make payment	40
	21.6	Payment returned or rejected	40
	21.7	Terms on which amounts held	41
	21.8	Reinvest unclaimed monies	41
22.	Notices, Documents and Other Communications		41
	22.1	Meaning of communication	41
	22.2	Communications by the company to members	41
	22.3	Additional rule for notices of meeting	42
	22.4	Signature	42
	22.5	Communications by the company to directors	42
	22.6	Communications given by members to the company	43
	22.7	Communications given by directors to the company	43
	22.8	When communications taken to be received	43
	22.9	Joint holders	43
	22.10	Persons entitled to shares by transmission	43
	22.11	Transferee of shares	44

Schedule

1.	Preference Share Rights	45
2.	Calls on Shares	48
3.	Liens on Shares	50
4.	Forfeiture and Surrender of Shares	53
5.	Proportional Takeover Bids	55

1.	Preliminary

1.1	Definitions

In this constitution, the following definitions apply unless the context requires otherwise:

alternate director means a person appointed as an alternate director under this constitution and duly acting as a director;

approving resolution means a resolution passed in accordance with the company’s voting procedures, as set forth in this constitution;

B class share means a B class share in the capital of the company having the rights and restrictions set out in Schedule 1 and this constitution;

board means the board of directors for the time being of the company;

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are generally open for normal business in Sydney, Australia;

company means Iris Energy Limited ACN 629 842 799;

constitution means this constitution as varied, amended or replaced from time to time;

corporate representative means a person appointed in accordance with the Corporations Act to represent a member that is a body corporate at a meeting of members or meetings of members generally;

Corporations Act means the Corporations Act 2001 (Cth) and any regulations or orders made under that statute;

director means a person appointed or elected to the position of a director of the company, and, where appropriate, an alternate director, and directors means some or all of the directors acting as a board;

executive director means a director appointed to hold an executive office under this constitution;

managing director means a director appointed as managing director under this constitution;

member means, in respect of a meeting of members or a class or members, a registered holder of shares or the relevant class of shares (as the case may be) at the Record Time for that meeting;

ordinary share means an ordinary share in the capital of the company having the rights and restrictions set out in this constitution as it relate to shares in the company generally (which, for the avoidance of doubt, excludes terms applicable only to a separate class of shares, such as the B class share terms in Schedule 1);

Record Time means:

(a)

in relation to a meeting for which the board (or any other person calling the meeting) has determined in accordance with the Corporations Act that shares are taken to be held for the purposes of the meeting by the persons registered as the holders of those shares as at a specified time before the meeting, that time; and

(b)	in relation to any other meeting, the time determined by the chairperson of the meeting, and if no such determination is made, the time that is 48 hours prior to the meeting;

Reference Rate means, in relation to any interest payable under the terms of this constitution:

(a)	the average bid rate displayed on Reuters Screen BBSY for a 3 month term at or about 10.30am on the first date on which interest accrues; or

(b)

if for any reason there are no such rates displayed at that time, the average of the buying rates quoted by 3 Australian banks selected by the directors for bills of exchange with a term equivalent to 3 months on the first date on which interest accrues;

Register means the register of members of the company kept under the Corporations Act and, where applicable, includes any branch register;

secretary means any person appointed by the directors to perform any of the duties of a secretary of the company and, if more than one person is appointed, any one or more of such persons;

share means a share in the capital of the company, including ordinary shares and B class shares;

Shareholders’ Agreement means the Shareholders’ Agreement in relation to the company, dated 19 December 2019 and as amended from time to time;

Transmission Event has the meaning given in rule 14.4; and

URL means the address that specifies where a particular file is available on the world wide web.

1.2	Replaceable rules do not apply

The replaceable rules contained in the Corporations Act are displaced by this constitution and do not apply to the company, except to the extent they are repeated in this constitution.

1.3	References to expressions used in Corporations Act

In this constitution, unless the contrary intention appears, any expression used in a rule that deals with the same subject matter as a provision of the Corporations Act has the same meaning in that rule as the meaning that applies for the purposes of that provision of the Corporations Act.

1.4	Other rules of interpretation

In this constitution:

(a)

a reference to a partly paid share is a reference to a share on which there is any amount unpaid and a reference to the amount unpaid on any share includes the amount of the issue price which remains unpaid;

(b)

a reference to an uncertificated share, or to a share held in uncertificated form, is a reference to a share title which may be transferred and registered by means of any system operated under the Corporations Act that permits title to securities to be transferred and registered without a written instrument;

(c)

any reference to a person who is attending or participating in or present at a meeting includes a person whose attendance or participation at that meeting is enabled by a facility or facilities (whether electronic or otherwise) and not only by way of a physical presence at a meeting;

(d)

a reference to a member present at a general meeting is a reference to a member present in person or by proxy, power of attorney or corporate representative or, except in relation to any rule that specifies a quorum or any rule prescribed by the board, a member who has validly lodged a direct vote in relation to the general meeting under rule 10.6;

(e)	a reference, whether express or implied, to all or any part of a statute, rule, order, regulation, ordinance or other legislation (“legislation”) in any jurisdiction includes:

(i)	that legislation as amended, extended or applied by or under any other legislation made before or after the date of adoption of this constitution;

(ii)	any legislation which that legislation re-enacts with or without modification; and

(iii)	any subordinate legislation made before or after the date of adoption of this constitution under that legislation;

(f)

references to “persons” or “entities” include natural persons, bodies corporate, partnerships, governmental or local authorities, agencies, trusts, associations and any other bodies or entities whether incorporated or not;

(g)

a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (“defunct body”), means the agency or body that performs most closely the functions of the defunct body;

(h)	references to individuals or natural persons include their estate and personal representatives;

(i)	a reference to a rule is a reference to a rule of this constitution;

(j)	a reference to writing includes any method of reproducing words in a visible form;

(k)	singular words include the plural and vice versa;

(l)	a word of any gender includes the corresponding words of any other gender;

(m)	if a word is defined, other grammatical forms of that word have a corresponding meaning;

(n)	general words must not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(o)	the headings are used for convenience only and do not affect the interpretation of this constitution;

(p)	if something is to be or may be done on a day which is not a Business Day, then it must be done on the next Business Day;

(q)	the word “month” means calendar month and the word “year” means 12 months;

(r)	the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient; and

1.5	Compliance with the Corporations Act

This constitution is subject to the Corporations Act and where there is any inconsistency between a clause of this constitution and the Corporation Act which is not permissible under the Corporations Act, the Corporations Act prevails to the extent of the inconsistency.

1.6	Schedules

The schedules form part of this constitution and a reference to a schedule is a reference to a schedule to this constitution.

1.7	Relationship with previous constitutions

This constitution supersedes the constitution of the company in force immediately before the adoption of this constitution. Unless the contrary intention appears, all persons, things, agreements and circumstances appointed, approved or created by or under the constitution of the company in force before this constitution is adopted continue to have the same status, operation and effect after the adoption of this constitution.

1.8	Relationship with Shareholders’ Agreement

Subject to any applicable law, if there is a conflict or inconsistency between any provision of this constitution and any provision of the Shareholders’ Agreement, the provisions of the Shareholders’ Agreement shall prevail.

1.9	Enforceability

If any provision of this constitution is or becomes illegal, invalid or unenforceable in any jurisdiction then that illegality, invalidity or unenforceability does not affect the legality, validity or enforceability in that jurisdiction of any other provision of this constitution or the legality, validity or enforceability in any other jurisdiction of that provision or any other provision of this constitution.

1.10	Governing law and jurisdiction

This constitution is governed by the law applying in New South Wales and each member irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in the state of New South Wales to settle any dispute arising out of or in connection with this constitution.

2.	Powers and Responsibilities of the Board

2.1	Management of the business of the company

The business and affairs of the company are to be managed by or under the direction of the board, which may exercise all the powers of the company and do all things that are not under the Corporations Act or by this constitution required to be exercised by the company in general meeting, including the powers of the company to borrow or raise money, to issue securities and debentures, to charge any business or assets of the company or all or any of its uncalled capital and to give any other security for any debt, liability or obligation of the company or of any other person.

2.2	Delegation by the board

 The board may:

(a)

delegate any of its powers, authorities and discretions to a committee of the board consisting of one or more directors, to a director or to any other person in each case to such extent, by such means (including by power of attorney) and on such terms and conditions as the directors think fit;

(b)	authorise any person to whom powers, authorities and discretions are delegated under this rule 2.2 to further delegate some or all of those powers, authorities and discretions; and

(c)	at any time revoke any delegation made under this rule 2.2 in whole or in part or vary its terms and conditions,

and the acceptance of a delegation of powers by a director may, if the board so resolves, be treated as an additional or special service performed by the delegate for the purposes of rule 5.3.

2.3	Committees

A committee to which any powers, authorities and discretions have been delegated under rule 2.2 must exercise those powers, authorities and discretions in accordance with the terms of the delegation and any other regulations that may be imposed by the board on that committee. The proceedings of a committee of the board must be conducted in accordance with any regulations imposed by the board, and, subject to any such regulations, to the rules of this constitution dealing with proceedings of the board.

3.	Proceedings of the Board

3.1	Board meetings

The board may meet together to attend to business and adjourn and otherwise regulate its meetings as the directors think fit. A board meeting at which a quorum is present is competent to exercise all powers, authorities and discretions for the time being vested in or exercisable by the board.

3.2	Convening board meetings

A director may at any time, and the secretary must on the written request of a director, convene a meeting of the board.

3.3	Notice of board meetings

Notice of a board meeting must specify the date, time and place of the board meeting. Reasonable notice must be given to each director, other than a director on leave of absence approved by the board, and to each alternate director where the appointor has requested the company to provide such notice, by any of the means specified in rule 22.5. A director or alternate director (other than a director on leave of absence approved by the board) may waive the right to receive notice of any board meeting by giving notice to that effect to the company either before or within 7 days after the board meeting has occurred.

3.4	Failure to give notice

A director or alternate director who attends any board meeting waives any objection that they may have to any failure to give notice of that meeting. The accidental failure to give notice of a board meeting to, or the non-receipt of notice by, any person entitled to receive notice of that meeting does not invalidate the proceedings at that meeting or any resolution passed at that meeting.

3.5	Conduct of board meetings

(a)

The board may conduct meetings if a sufficient number of directors required to constitute a quorum are able to participate in the business of the meeting directly, by telephone or by any other means which enables each director:

(i)	to hear (or otherwise receive real time communications made by) each of the other directors participating in the meeting; and

(ii)	to address (or otherwise communicate in real time with) all of the other directors participating in the meeting simultaneously,

even if all of the directors are not physically present in the same place. A board meeting held in this manner is taken to be held at the place where the chair of the meeting is physically present or at such other place where at least one director is physically present for the duration of the meeting as the chair of the meeting may determine.

(b)

A director taking part in this manner is to be taken to be present in person at the meeting and all directors participating in the meeting will (unless there is a specific statement otherwise) be taken to have consented to the holding of the meeting by the relevant means of communication.

(c)

If, before or during the meeting, any technical difficulty occurs where one or more directors cease to participate, the chair may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.

3.6	Director may participate and vote by proxy

A director may participate in and vote at a board meeting by proxy if the proxy is another director. The appointment of a proxy for a board meeting must be in writing and must be signed by the director making the appointment. An appointment of a proxy may be general or for one or more particular board meetings.

3.7	Quorum for board meeting

Except as otherwise determined by all directors acting unanimously, a quorum for a board meeting is 4 directors present and entitled to vote on any resolution that may be proposed at that meeting. In determining whether a quorum is present, each individual participating as a director or as an alternate director or proxy for another director is to be counted except that an individual participating in more than one capacity is to be counted only once.

3.8	Chair and deputy chair of the board

The board may elect one of its number as chair of the board and may also determine the period for which the person elected as chair is to hold that office. The board may also elect one of its number as deputy chair of the board and may determine the period for which the person elected as deputy chair is to hold that office. The board may replace the chair or deputy chair at any time by electing another member of the board to that office.

3.9	Chair of board meeting

If the board has elected one of its number as chair, that person is entitled to preside as chair at a board meeting. If a chair of the board has not been elected or if the chair of the board is not present within 15 minutes after the time appointed for the holding of the board meeting or is unable or unwilling to act for all or any part of the meeting then the chair for that board meeting (or for that part of that meeting) will be chosen from the following persons, in order of precedence:

(a)	first, any person elected by the board as deputy chair of the board, if that person is present and willing and able to act as chair; and

(b)	second, any other director present chosen by a majority of the directors present, or, if only one other director is present, that director, if that director is willing and able to act as chair.

3.10	How board resolutions are decided

A resolution of the board is passed if more votes are cast in favour of the resolution than against it by directors present and entitled to vote on the resolution. If there is an equality of votes in favour and against any resolution at a board meeting and there are at least 2 directors present and entitled to vote on the resolution, the chair of the meeting is not entitled to a casting vote.

3.11	Voting rights of alternate directors and proxies

A person who is present at a meeting of directors as an alternate director or as a proxy for another director has one vote for each director who would be entitled to vote if present at the meeting and for whom that person is an alternate director or proxy and, if that person is also a director, has one vote as a director in that capacity.

3.12	Written resolutions

The board may pass a resolution without a meeting being held if:

(a)	notice in writing of the proposed resolution is given to each director, other than:

(i)	any director on leave of absence approved by the board; or

(ii)	any director who disqualifies himself or herself from considering the resolution in question and any director who would be prohibited by the Corporations Act from voting on the resolution in question, and to each alternate director, other than an alternate director appointed by a director referred to in rule 3.12(a)(ii), by any of the means specified in rule 22.2;

(b)

all the directors (including each alternate director to whom notice of the resolution is required to be given under rule 3.12(a)) who would have been required to pass the resolution under rule 3.10 (had such resolution been passed at a board meeting) assent to the resolution in accordance with rule 3.13; and

(c)	the directors or alternate directors who assent to the resolution would have constituted a quorum at a board meeting held to consider that resolution,

and the resolution is passed when the last of the directors required to pass the resolution under this rule 3.12 has assented to the document in accordance with rule 3.13.

3.13	Assenting to a written resolution

For the purposes of rule 3.12 a director or alternate director assents to a resolution:

(a)	by signing a copy of a document containing the resolution and giving it to the company in accordance with rule 22.7; or

(b)

by giving the company in accordance with rule 22.7 a notice in writing addressed to the secretary or the chair of the board identifying the resolution, its terms and the fact that the director or alternate director assents to it.

3.14	Validity of acts done by directors despite formal defect

All acts done at a meeting of, or by written resolution of, the board or a committee of the board, or by a person acting as a director or a member of a committee of the board, are valid even if it is subsequently discovered that there was a defect in the appointment of any member of the board or committee or of the person so acting, or that any such person was disqualified or not entitled to vote.

4.	Appointment, Retirement and Removal of Directors

4.1	Number of directors

The minimum number of directors is 3. The maximum number of directors is 10 or such other number resolved by ordinary resolution of the company in a general meeting from time to time, but that other number must not be less than the number of directors in office at the time of any such ordinary resolution.

4.2	Board may act despite vacancy

The board may act despite any vacancy in the office of director but if the number of directors is below the minimum fixed by rule 4.1, the board may act only for the purpose of filling vacancies to the extent necessary to bring the number of directors up to that minimum, to convene a general meeting or in an emergency.

4.3	Appointment of directors by the board

The board may at any time appoint any person to be a director provided that the total number of directors does not exceed the maximum number determined in accordance with rule 4.1.

4.4	Election of directors at general meeting

The company may by resolution at a general meeting elect or re-elect a person as a director provided that the total number of directors does not exceed the maximum number determined in accordance with rule 4.1.

4.5	Director ceases to hold office

A director ceases to hold office as a director if the director:

(a)	resigns as a director by giving notice in writing to the company;

(b)	is removed from office by resolution under the Corporations Act;

(c)	is or becomes disqualified from being a director or from managing a corporation under the Corporations Act;

(d)	is not present personally or represented by an alternate director at meeting of the board for the longer of:

(i)	3 consecutive meetings of the board; and

(ii)	a continuous period of 6 months,

in each case without leave of absence from the board and a majority of directors have not, within 10 Business Days of having been given notice by the secretary setting out the particulars of the absence, resolved that leave of absence be granted;

(e)	subject to rule 4.5(c), is convicted on indictment of an offence and the directors, within 1 month after that conviction, resolve to remove the director from his or her the office of director;

(f)	dies;

(g)

is or becomes of unsound mind or a person whose assets are liable to be dealt with in any way under the law relating to mental health (and in each case as evidenced by a certificate from a qualified medical practitioner appointed by the board, with the relevant director assessed pursuant to this rule 4.5(g) being conflicted and excluded from voting); or

(h)	is or becomes bankrupt or insolvent.

4.6	Alternate directors

(a)

Subject to the Corporations Act, a director may by notice in writing to the company appoint a person approved by a majority of the other directors to be an alternate director for such period as the director thinks fit and may by notice in writing to the company terminate such appointment at any time even if the period of appointment of the alternate director has not expired. An appointment, or the termination or suspension of an appointment of an alternate director takes effect only when the company has received notice in writing of the appointment, termination or suspension, except the appointment of an alternate director terminates automatically if the appointor ceases to be a director.

(b)	An alternate director:

(i)	may, but need not, be a member or a director of the company;

(ii)	may act as alternate director to more than one director;

(iii)	is not to be taken into account in determining the minimum or maximum number of directors allowed;

(iv)	is entitled to notice of all board meetings and, if the appointor does not attend a board meeting, is entitled to participate and vote in the appointor’s place;

(v)

may exercise all the powers of the appointor except the power to appoint an alternate director and, subject to the Corporations Act, may perform all the duties of the appointor except to the extent that the appointor has exercised or performed them; and

(vi)

is, whilst acting as an alternate director, an officer of the company and not the agent of the appointor and is responsible to the exclusion of the appointor for the alternate director’s own acts and defaults.

4.7	No share qualification

A director is not required to hold any shares in the company.

5.	Payments to directors

5.1	Directors’ fees

The board may decide the remuneration from the company to which each director is entitled for his or her services as a director provided that the aggregate of such fees and benefits payable under this rule 5.1 and rule 5.6 to all non-executive directors of the company for their services as directors do not in any financial year exceed the greater of $1,000,000 and the amount last determined by the company in general meeting for the purposes of this rule 5.1. Any fees and benefits payable under this rule 5.1 and rule 5.6 are in addition to any remuneration or other benefit payable or provided to a director under any other rule of this constitution and any such remuneration or other benefit does not form part of the director’s fees for the purposes of this rule 5.1.

5.2	Manner of payment of fees

Any fees paid to a director under rule 5.1 may be paid in cash or provided in any other manner agreed between the company and the relevant director (including by way of contribution to a superannuation fund on behalf of the director) and, if any part of the fees of any director is to be provided other than in cash, the board may determine the manner in which the non-cash component of the fees is to be valued.

5.3	Additional or special services

If a director at the request of the board performs additional or special services for the company, the company may pay or provide to that director such additional remuneration or other benefits as the board determines having regard to the value to the company of the additional or special services provided.

5.4	Expenses

A director (including an alternate director) is entitled to be reimbursed out of the funds of the company for such reasonable travelling, accommodation and other expenses as the director may properly incur in travelling to, attending and returning from board meetings, meetings of a committee of the board and general meetings of the company or otherwise in attending to the business of the company.

5.5	Retirement benefits

Subject to the Corporations Act, the company may pay an amount determined by the board to a former director, or the personal representative of a director who dies in office, a retirement benefit in recognition of past services provided by the director and may enter into a contract with a director providing for payment of such a benefit.

5.6	Superannuation and similar benefits

Subject to the Corporations Act, the board may establish or support, or assist in the establishment or support, of funds and trusts to provide pension, retirement superannuation or similar payments or benefits to, or in respect of, a director or former director and grant pensions and allowances to those persons or their dependants either by periodic payment or lump sum.

5.7	Incentive schemes

Subject to the Corporations Act the company may establish and maintain any share, option or other incentive scheme for the benefit of directors or in which directors are permitted to participate, and may grant to the directors benefits under any such scheme.

5.8	Remuneration and expenses of alternate directors

An alternate director is not entitled to receive any remuneration from the company but is entitled to such reasonable travelling, accommodation and other expenses as the alternate director may properly incur in travelling to, attending and returning from board meetings or meetings of a committee of the board at which the appointor is not present.

6.	Interests of Directors

6.1	Disclosure of interests

(a)	Each director must disclose that director’s interests to the company in accordance with the Corporations Act.

(b)

The board may make regulations requiring the disclosure of interests that a director, and any person deemed by the board to be related to or associated with the director, may have in any matter concerning the company or a related body corporate. Any regulations made under this constitution bind all directors.

(c)	No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a person fails to comply with any regulation made under rule 6.1(b).

6.2	Permitted interests

Subject to complying with rule 6.1, a director may, despite holding the office of director and despite the fiduciary obligations arising from that office, do any of the following without any liability to account to the company or a related body corporate of the company for any direct or indirect benefit accruing to the director and without affecting the validity of any contract or arrangement:

(a)	hold any office or position (except that of auditor) in any of the following:

(i)	the company;

(ii)	a related body corporate of the company; or

(iii)

any other company, body corporate, trust or entity promoted by the company or a related body corporate of the company or in which the company or a related body corporate of the company has an interest of any kind;

(b)	enter into any contract or arrangement with any entity referred to in paragraphs (a)(i), (a)(ii) or (a)(iii) above;

(c)

participate in any association, institution, fund, trust or scheme for past or present employees or directors of the company or a related body corporate of the company or persons dependent on or connected with them; or

(d)	act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the company or a related body corporate of the company, except as auditor.

6.3	Exercise of voting rights held by the company

(a)	The board may exercise the voting rights attaching to any shares held by the company in any other company or body corporate in any way the board decides, including voting for:

(i)	any resolution appointing a director of the company as a director or other officer of that company or body corporate; and

(ii)	the payment of remuneration to the directors or other officers of that company or body corporate.

(b)

A director may, if the law permits, vote for the exercise of the voting rights referred to in paragraph (a) above even though they are, or may be about to be appointed, a director or other officer of that other company or body corporate and, in that capacity, may be interested in the exercise of those voting rights.

6.4	Director with material personal interest

A director who has a material personal interest in a matter that is being considered at a board meeting must not be present while the matter is being considered at the meeting or vote on that matter except where permitted by the Corporations Act.

6.5	Participation despite interest

Subject to rule 6.4, if a director has an interest in a matter then, despite that interest, the director:

(a)	may be counted in the quorum at the board meeting that considers matters relating to that interest and may participate in and vote on matters relating to that interest; and

(b)	may sign or participate in the execution of any document relating to that matter by or on behalf of the company or a related body corporate of the company.

7.	Executive Officers

7.1	Appointment of managing directors and executive directors

(a)

Subject to the rights of the holder of a B class share and any other rights or restrictions attached to other classes of shares, the board may appoint one or more of the directors to the office of managing director or other executive office of the company for such period and on such terms as the directors think fit and, subject to the terms of any employment or service contract between the relevant director and the company, may revoke or terminate any appointment so made.

(b)	A managing director or other executive director so appointed may be referred to by any title that the directors think fit.

7.2	Powers of managing directors and executive directors

The board may confer on a managing director or an executive director such of the powers, authorities and discretions exercisable by the board as the directors think fit (including the power to delegate such powers, authorities and discretions), on such terms and conditions and with such restrictions as the directors think fit, and may withdraw, suspend or vary any of the powers, authorities or discretions conferred on a managing director or an executive director.

7.3	Remuneration of managing directors and executive directors

The remuneration of a managing director or an executive director may be fixed by the board and may be by way of salary or commission, participation in incentive schemes, bonuses or other participation in profits or all of these.

7.4	Where managing director ceases to be a director

Subject to the terms of any employment or service contract between:

(a)	the managing director (or an affiliate) and the company or a related body corporate of the company; or

(b)	an executive director (or an affiliate) and the company or a related body corporate of the company,

a managing director or executive director (or affiliate), as the case may be, automatically ceases to hold that office if he or she ceases to be a director.

7.5	Where managing director or executive director ceases to be an employee or contractor

Unless the board determines otherwise, a managing director or executive director appointed under rule 7.1 who is employed or contracted by the company or a related body corporate of the company does not automatically cease to hold office as a director if that employment or service contract is terminated for any reason.

7.6	Secretaries

The company must have at least one secretary who is to be appointed by the board. The board may appoint more than one secretary and may appoint one or more assistant secretaries. A secretary or assistant secretary holds office on such terms and conditions and with such powers and duties as the board decides and may be paid such remuneration as the board decides. The board may at any time terminate the appointment of a secretary or assistant secretary.

7.7	Validity of acts done by executive officers

An act done by a person acting as an executive officer is not invalidated by:

(a)	a defect in the person’s appointment as an executive officer;

(b)	the person being disqualified from acting as an executive officer; or

(c)	the person having vacated office,

if the person did not know that circumstance when the act was done.

8.	Convening General Meetings

8.1	General meetings

(a)

The board may conduct general meetings in the manner that the board considers fit (including by also holding the meeting via an online platform or other electronic facility used to facilitate a general meeting) provided that:

(i)	those entitled to do so to can participate in the meeting;

(ii)

any technology used to enable members to participate in the meeting is reasonably secure and provides reasonable measures for the verification of members entitled to attend the meeting and for voting at the meeting; and

(iii)	the conduct of the meeting reasonably facilitates the participation of members in the meeting, including but not limited to the ability to ask questions and vote at the meeting.

For the purposes of this rule 8.1, the place of the general meeting will be the physical place where the chair of the meeting is located.

8.2	Annual general meetings

Annual general meetings of the company must be held in accordance with the Corporations Act.

8.3	Convening a general meeting

The board may convene and arrange for a general meeting of the company to be held whenever the directors think fit and must do so if required to under the Corporations Act. No member may convene a general meeting except where permitted by the Corporations Act.

8.4	Length, form and content of notice

Notice of a general meeting must be given in accordance with the requirements of the Corporations Act and this constitution and otherwise in such form and manner as the directors think fit. In calculating the number of days’ notice required to be given for any general meeting, both the day on which the notice is given or taken to be given and the day of the meeting convened by it are to be disregarded.

8.5	Persons to whom notice must be given

Notice of a general meeting must be given to each person who, at the time that the notice is given, is a member registered in the Register, director or auditor of the company or is entitled to attend and vote at the general meeting as a result of a Transmission Event, unless that person waives the right to receive notice by written notice to the company.

8.6	Irregularities in giving notice

A person who attends any general meeting waives any objection that the person may have to any failure to give notice or any other irregularity in the notice of that meeting unless that person objects to the holding of the meeting at the start of the meeting. The accidental failure to give notice of a general meeting to, or the non-receipt of notice by, any person entitled to receive notice of that meeting does not invalidate the proceedings at that meeting or any resolution passed at that meeting.

8.7	Change of place, postponement or cancellation before date of meeting

Subject to rule 8.8 and the Corporations Act, the board may change the place or places for, postpone or cancel (or may change the place or places for and postpone) a general meeting at any time before the date on which the meeting is due to be held by publishing in a daily newspaper circulating in Australia, or making available in any other manner as the board thinks fit the following information:

(a)	the reason for the change of place or places, postponement or cancellation (or the change of place or places and postponement);

(b)

if the place or places for the meeting is being changed, the new place or places for the holding of the meeting and, if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner; and

(c)	if the meeting is being postponed, the new date and time for the holding of the meeting.

8.8	Consent required for postponement or cancellation

Neither rule 8.7 nor rule 9.6 permits the board to postpone or cancel a meeting convened:

(a)	in accordance with the Corporations Act by members or by the board on the request of members; or

(b)	by a court,

unless those members or the court, as the case may be, has or have consented in writing to the postponement or cancellation.

8.9	Business at a general meeting

Unless the Corporations Act provides otherwise, the only business that may be transacted at a general meeting, including a postponed meeting, is the business the general nature of which is specified in the original notice calling the meeting.

9.	Proceedings at General Meetings

9.1	Admission to general meetings

(a)	The chair of a general meeting may take any action the chair considers appropriate for the proper and orderly conduct of the meeting and the safety of persons attending the meeting including:

(i)	requesting any person who is not a member to attend the meeting and inviting any such person to speak at the meeting;

(ii)	refusing admission to, or requiring to leave and remain out of the meeting any person who:

(A)	is not entitled to attend the meeting under the Corporations Act or this constitution;

(B)	has an audio or visual recording or broadcasting device, a placard or banner or any rule that the chair considers dangerous, offensive or liable to cause disruption;

(C)	refuses to comply with a request to turn off a mobile telephone, personal communication device or similar device;

(D)	refuses to produce or permit the inspection of any article, or the contents of any article in the person’s possession;

(E)	behaves, threatens to behave or who the chair considers may behave in a dangerous, offensive or disruptive way; or

(F)	does not comply with the reasonable directions of the chair; or

(iii)

arranging for any persons attending the meeting who the chair considers cannot reasonably be accommodated in the place where the meeting is to take place to attend or participate the meeting from a separate place using any technology that complies with the requirements of this constitution; or

(iv)	if, before or during the meeting, any technical difficulty occurs and paragraph (a)(iii) above is not satisfied:

(A)	adjourning the meeting until the difficulty is remedied; or

(B)	continuing to hold the meeting in the main place (and any other place which is linked under rule 9.1(a)(iii)) and transact business, and no member may object to the meeting continuing,

and may delegate any of the powers given by this rule 9.1 to any person. Nothing in this rule 9.1 limits the powers conferred on the chair by law.

(b)

All persons seeking to attend or participate in a general meeting electronically shall be responsible for maintaining adequate facilities to enable them to do so. Any inability of a person or persons to attend or participate in a general meeting electronically shall not invalidate the proceedings of that meeting, provided a quorum is present in accordance with this constitution.

9.2	Requirement for a quorum

No item of business may be transacted at a general meeting except for the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the time when the first item of business is considered, a quorum is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chair of the meeting (on the chair’s own motion or at the request of a member present) declares otherwise.

9.3	Number for a quorum

Subject to rule 9.5, a quorum is 2 members present (which must include each holder of a B class share from time to time, to the extent that such holder is entitled to vote on one or more resolutions at the relevant meeting) and entitled to vote. In determining whether a quorum is present, each individual attending as a corporate representative, proxy or attorney is to be counted, except that:

(a)	an individual attending in more than one capacity is to be counted only once; and

(b)	if a member has appointed more than one corporate representative, proxy or attorney, only one is to be counted.

Each person who is present at any place of the meeting, including those who attend it electronically, and who would be entitled to count towards the quorum in accordance with this rule 9.3, shall be counted in the quorum for the meeting.

9.4	If quorum not present

If within 30 minutes after the time appointed for a general meeting a quorum is not present:

(a)	if the meeting was convened by a director or at the request of members, the meeting is dissolved; and

(b)

in any other case, the meeting is adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the directors present at the meeting determine (and with similar or equivalent facilities for attendance and participation).

9.5	Quorum for adjourned meeting

At a meeting adjourned under rule 9.4(b), a quorum is 2 members present and entitled to vote and the provisions of rule 9.3 apply in determining whether that quorum is present. If a quorum is not present within 30 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

9.6	Postponement before start of meeting

(a)	Subject to rule 8.8, whether or not a quorum is present, the chair may postpone the meeting before it has started if, at the time and place appointed for the meeting, the chair considers that:

(i)	there is not enough room for the number of members who wish to attend the meeting; or

(ii)	a postponement is necessary in light of the behaviour of persons present or for any other reason so that the business of the meeting can be carried out in a proper and orderly manner.

(b)

A postponement under rule 9.6(a) will be to another time, which may be on the same day as the meeting, and may be to another place (and the new time and place will be taken to be the time and place for the meeting as if specified in the original notice calling the meeting).

9.7	Chair of general meeting

If the board has elected one of its number as chair of the board, that person is entitled to preside as chair at a general meeting. If a chair of the board has not been elected or if the chair of the board is not present within 15 minutes after the time appointed for a general meeting or is unable or unwilling to act as chair for all or any part of the meeting, then the chair of the meeting (or for that part of the meeting) will be chosen from the following persons, in order of precedence:

(a)	first, any person elected by the board as deputy chair of the board, if that person is present and willing and able to act as chair;

(b)	second, any other director present chosen by a majority of the directors present, or if only one other director is present, that director, if that director is willing and able to act as chair; and

(c)	third, a member present elected by a majority of the members at the meeting and who is willing and able to act as chair.

9.8	Acting chair of general meeting

A chair of a general meeting may, for any item of business or discrete part of the meeting, vacate the chair in favour of another person nominated by the chair (“Acting Chair”). Where an instrument of proxy appoints the chair as proxy for part of the proceedings for which an Acting Chair has been nominated, the instrument of proxy is taken to be in favour of the Acting Chair for the relevant part of the proceedings.

9.9	Conduct of general meeting

Subject to the Corporations Act, the chair of a general meeting:

(a)	has charge of the general conduct of the meeting and the procedures to be adopted at the meeting;

(b)

may require the adoption of any procedure which is in the chair’s opinion necessary or desirable for proper and orderly debate or discussion, including limiting the time for which members present may speak on any motion or item of business;

(c)

may terminate discussion or debate on any matter and may make rulings without putting any question to the vote whenever the chair considers it necessary or desirable for the proper conduct of the meeting;

(d)	may adjourn any matter being considered or remaining to be considered by the meeting to a later time at the same meeting;

(e)

may require the adoption of any procedure which is in the chair’s opinion necessary or desirable for the proper and orderly casting or recording of votes at the general meeting, including the appointment of scrutineers; and

(f)

may decide not to put to the meeting any resolution proposed in the notice convening the meeting (other than a resolution proposed by members in accordance with section 249N of the Corporations Act or required by the Corporations Act to be put to the meeting), and a decision by the chair under this rule 9.9 is final and conclusive.

9.10	Suspension of general meeting

The chair may at any time during the course of the meeting, for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as the chair decides without effecting an adjournment. No business may be transacted and no discussion may take place during any suspension of proceedings unless the chair otherwise allows.

9.11	Amendments to resolutions

No amendment may be proposed to a resolution to be considered at a general meeting unless:

(a)

notice of the intention to move the amendment and a copy of the resolution as proposed to be amended are received at the registered office of the company at least 72 hours before the time appointed for the holding of the meeting; or

(b)	the chair of the meeting in his or her absolute discretion decides that the amendment may properly be considered and voted on.

Nothing in this rule 9.11 nor the giving of any notice referred to in rule 9.11(a) prejudices the power of the chair of the meeting to rule any proposed amendment unacceptable or out of order. Any ruling by the chair of the meeting in relation to a resolution or an amendment to a resolution is final and conclusive.

9.12	Adjournment of general meeting

The chair of a general meeting may at any time during the meeting adjourn the meeting to such day, time and place as the chair determines, but only unfinished business is to be transacted at a meeting resumed after an adjournment. No person other than the chair of a general meeting may adjourn the meeting and members are not entitled to direct that the chair adjourn any meeting or to vote on any motion to adjourn the meeting unless the chair determines that a vote should be taken.

9.13	Business of adjourned meeting

(a)	All business conducted at a general meeting up to the time of any adjournment shall, subject to paragraph 9.13(b) below, be valid.

(b)

The chair of the meeting may specify that only the business conducted at a general meeting up to a point in time which is earlier than the time of adjournment is valid if, in his opinion, to do so would be more appropriate.

9.14	Notice of adjourned meeting

If a general meeting is adjourned under rule 9.4(b) or rule 9.12, no notice of the adjournment is required to be given to any person unless the meeting is adjourned for 30 days or more. If a general meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given in the same manner as the original notice of that meeting.

9.15	Directors entitled to attend and speak at general meeting

The directors are entitled to attend and speak at a general meeting of the company.

10.	Voting at General Meetings

10.1	How resolutions are decided

Subject to the requirements of the Corporations Act, a resolution is taken to be carried if a majority of the votes cast on the resolution are in favour of it. If there is an equality of votes on any proposed resolution of members, the chair of the meeting is entitled to a casting vote, in addition to any votes to which the chair is entitled to cast as a member, corporate representative, proxy or attorney.

10.2	Method of voting

At a general meeting a resolution put to the vote of the meeting must be decided by poll (rather than on a show of hands), unless otherwise determined by the board and approved by the holders of the B class shares (but subject to any right to demand a poll under rule 10.3, which will override any decision to vote by show of hands). If determined to vote by show of hands, a declaration by the chair that a resolution has been carried on a show of hands or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company, is conclusive evidence of the fact. Neither the chair nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

10.3	Demand for a poll

Other than as set out under rule 10.2, a poll may be demanded on any resolution by:

(a)	at least five members entitled to vote on the resolution;

(b)	members entitled to cast at least 5% of the votes that may be cast on the resolution on a poll (worked out as at the midnight before the poll is demanded); or

(c)	the chair.

The demand for a poll does not affect the continuation of the meeting for the transaction of other business and may be withdrawn with the consent of the chair of the meeting.

10.4	When a poll may be demanded

Other than as set out under rule 10.2, a poll may be demanded on a resolution:

(a)	before the show of hands on that resolution is taken;

(b)	before the result of the show of hands on that resolution is declared; or

(c)	immediately after the result of the show of hands on that resolution is declared.

A poll may not be demanded on any resolution concerning the election of a chair for a general meeting or unless the chair otherwise determines the adjournment of a general meeting.

10.5	How a poll must be taken

In respect of each resolution to be decided by a poll:

(a)

if the resolution is for the adjournment of the meeting and provided that chair has determined that a vote on the adjournment of the meeting should be taken in accordance with rule 9.12, the poll must be taken immediately and, subject to rule 10.5(c), in the manner that the chair of the meeting directs;

(b)	in all other cases, the poll must be taken at the time and place and, subject to rule 10.5(c), in the manner that the chair of the meeting directs;

(c)	votes which section 250BB(1) or 250BC of the Corporations Act require to be cast in a given way must be treated as cast in that way;

(d)	a person who has the right to cast two or more votes need not cast all those votes and may cast those votes in different ways; and

(e)	the result of the poll is a resolution of the meeting at which the poll was demanded.

10.6	Direct voting

Notwithstanding anything to the contrary in this constitution, the board may determine that a member who is entitled to attend and vote at a general meeting may vote at that meeting without being present at that meeting by communicating the member’s voting intentions to the company directly by post, fax, email or other electronic means approved by the board. If the board makes such a determination in respect of a general meeting:

(a)

the board may also make rules about the manner in which a direct vote may be cast at that meeting, the circumstances in which a direct vote is taken to be valid and any other matter relating to the exercise of direct votes at that meeting as the directors think fit and such rules will have effect as if they were set out in this constitution; and

(b)	any direct vote cast in accordance with those rules by a member entitled to vote at that meeting is taken to have been cast by that member at that meeting.

10.7	Rights to vote

Subject to this constitution and to any rights or restrictions for the time being attached to any class or classes of shares:

(a)	on a show of hands, each member present has one vote except that if a person is entitled to vote in more than one capacity, that person is only entitled to one vote;

(b)

on a poll, each member present in person or by proxy has one vote for each fully paid share held by the member at the Record Time and the number of votes determined in accordance with rule 10.8 in respect of any partly paid shares held by the member at the Record Time;

(c)

on a poll, in addition to the voting rights set out in rule 10.7(b), each member who is a holder of a B class share present in person or by proxy has fifteen (15) votes for each fully paid ordinary share held by the member (or its Affiliates) at the Record Time; and

(d)

where the board has determined other means for the casting and recording of votes by members on any resolution to be put to a general meeting, every member having the right to vote on the resolution has one vote for each fully paid share held by the member at the Record Time (other than in respect of a B class share which shall at all times carry fifteen (15) votes for each fully paid ordinary share held by the holder of a B class share from time to time) and the number of votes determined in accordance with rule 10.8 in respect of any partly paid shares held by the member at the Record Time.

10.8	Voting rights of holders of partly paid shares on a poll

Subject to this constitution and to any rights or restrictions for the time being attached to any class or classes of shares, on a poll:

(a)

in respect of any share that is not fully paid, a member is entitled to the fraction of one vote equal to the amount paid up on the share divided by the total of all amounts paid and payable on the share;

(b)

for the purposes of rule 10.8(a) no amount credited as paid on a share without payment in money or other valuable consideration being made to the company is taken to be paid up on the share and no amount paid on a share in advance of a call is taken to be paid up on the share until the due date for payment of the call; and

(c)

the total number of votes that a member has in respect of all shares that are not fully paid is the aggregate of all fractions arising from the application of rule 10.8(a) rounded down to the nearest whole number.

10.9	Voting by joint holders

If a share is held jointly and more than one of the joint holders votes in respect of that share:

(a)	only the vote of the joint holder whose name appears first in the Register in respect of that share counts;

(b)	a proxy appointment is valid even if the proxy appointment is signed by only one of the joint holders; and

(c)	a proxy appointment signed by all joint holders will override a proxy that is signed by only some of the joint holders

10.10	Voting by member of unsound mind

If a member is of unsound mind or is a person whose assets are liable to be dealt with in any way under the law relating to mental health then any person who properly has the management of the member’s estate may exercise the member’s rights in relation to a general meeting as if the person were the member.

10.11	Voting by infant member

The parent or guardian of an infant member may vote at any general meeting on such evidence being produced of the relationship or of the appointment of the guardian as the board may require and any vote so tendered by a parent or guardian of an infant member must be accepted to the exclusion of the vote of the infant member.

10.12	Voting by persons entitled by transmission

A person entitled to a share as the result of a Transmission Event may vote at a general meeting in respect of that share as if the person were registered as the holder of that share at the Record Time if at least 48 hours before the meeting the board determines that the person is entitled to the share. Any vote exercised by the person so entitled must be accepted and the company must disregard any vote of the registered holder of those shares.

10.13	Restrictions on voting rights

A member is not entitled to vote on a resolution at a general meeting:

(a)	in respect of any share on which a call is due and payable and has not been paid; or

(b)	if prevented from doing so by the Corporations Act or any rule of this constitution.

The company must disregard any vote purported to be cast on a resolution by a member or a corporate representative, proxy or attorney of a member in breach of this rule 10.13.

10.14	Objection to voting qualification

An objection to the right of a person to attend or vote at a general meeting or adjourned general meeting must be:

(a)	raised before or immediately after the result of the vote is declared; and

(b)	referred to the chair of the meeting, whose decision is final and binding on all members.

If any objection is raised to the right of a person to vote and the chair disallows the objection then the vote cast by that person is valid for all purposes.

11.	Representation of Members at General Meetings

11.1	How members may attend and vote

Subject to this constitution, each member entitled to vote at a general meeting may attend and vote at that general meeting:

(a)	in person or, where a member is a body corporate, by its corporate representative; or

(b)	by not more than 2 proxies or attorneys.

A corporate representative, proxy or attorney may, but need not, be a member of the company.

11.2	Corporate representatives

The chair of a meeting may request a person claiming to be a corporate representative to provide evidence satisfactory to the chair that they have been validly appointed. If such evidence is not provided the chair may nevertheless permit that person to exercise the powers of a corporate representative at that meeting but may make it a condition of the exercise of any voting rights by that person that the person produce such evidence within a time after the conclusion of the meeting set by the chair. If the chair attaches such a condition to the exercise of any voting rights then that condition may be waived by notice in writing to the relevant member at any time before the time specified by the chair.

11.3	Form of proxy appointments

The appointment of a proxy for a general meeting must be:

(a)	in the form approved by the board for the purposes of that meeting and sent or otherwise made available to members by or on behalf of the company; or

(b)	in any other form which complies with the Corporations Act.

11.4	Signature or authentication of proxy appointments

The appointment of a proxy for a general meeting must be:

(a)

signed by the member making the appointment or a duly authorised agent of the member or, in the case of a member that is a body corporate, executed by the member in accordance with the Corporations Act or signed by an officer or agent authorised for that purpose; or

(b)	authenticated by the member in any manner approved by the board and specified in the notice convening that meeting or in any other manner permitted by the Corporations Act.

11.5	Name of proxy not completed

If the name or office of the proxy in a proxy appointment has not been completed then the proxy appointed under that appointment is:

(a)

in the case of a proxy appointment in a form made available to members by or on behalf of the company, the person specified in that form of proxy appointment as the proxy to be appointed if the member does not nominate a proxy, if any; or

(b)	in any other case, the chair of the meeting.

11.6	Time for receipt of proxy appointment

(a)

Subject to rule 11.7, for the appointment of a proxy to be effective for a general meeting (or an adjourned or postponed meeting as the case may be), the company must receive the proxy appointment, together with an original or certified copy of any authority under which the appointment was signed, executed or authenticated, at least 48 hours before the time appointed for holding the meeting (or such other period determined by the board).

(b)	A document referred to in this rule 11.6 is taken to be received by the company if it is received at:

(i)	an electronic address specified in the notice of general meeting; or

(ii)	any of the places or by any of the means specified in the Corporations Act,

for the receipt of proxy documents.

11.7	Incomplete proxy appointment

If a proxy appointment has been received by the company within the period specified in rule 11.6 and the board considers that the proxy appointment has not been properly signed, executed or authenticated or is otherwise incomplete (other than by reason only that the name or office of the proxy has not been completed), the board, in its discretion, may direct that the proxy appointment be returned to the member appointing the proxy and may request that the member:

(a)	take such steps as the board requires to complete, sign, execute or authenticate the proxy appointment; and

(b)	return the proxy appointment as completed, signed, executed or authenticated in accordance with rule 11.7(a) to the company within the time period notified to the member.

Without limiting any discretion of the chair, a proxy appointment which is received by the company in accordance with rule 11.7(b) is effective.

11.8	Attorneys

(a)

Unless otherwise determined by the board, an attorney may not attend a general meeting (or an adjourned or postponed meeting as the case may be) or exercise any of the rights of the appointing member unless the company receives the copy of the power of attorney or operative provisions of any contract which grant the power of attorney, together with any authority requested by the board under which the power of attorney was signed or executed, at least 48 hours before the time appointed for holding the meeting.

(b)

A document referred to in this rule 11.8 is taken to be received by the company if it is received by any of the means specified in this constitution or the Corporations Act for the receipt of proxy documents.

11.9	Rights of corporate representatives, proxies and attorneys

Subject to rules 11.10 to 11.15, unless the terms of appointment of a corporate representative, proxy or attorney provide otherwise, the corporate representative, proxy or attorney:

(a)	has the same rights to speak, demand a poll, join in demanding a poll or act generally at the meeting as the appointing member would have had if the member had been present;

(b)

is taken to have the authority to vote on any amendment moved to the proposed resolutions, any motion that the proposed resolutions not be put or any similar motion and any procedural resolution, including any resolution for the election of a chair or the adjournment of a general meeting; and

(c)

may attend and vote at any postponed or adjourned meeting unless the appointing member gives the company notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed or adjourned.

This rule 11.9 applies even if the terms of appointment of a corporate representative, proxy or attorney refers to specific resolutions or to a specific meeting to be held at a specific time.

11.10	Validity of votes cast by proxy or attorney

Subject to the Corporations Act and this constitution, a vote cast by a person as proxy or attorney at a general meeting is valid:

(a)	despite the transfer of the shares in respect of which the proxy or attorney is appointed if the transfer is not registered or given effect to before the Record Time for that meeting;

(b)

despite the occurrence of a Transmission Event in respect of the member that appointed the proxy or attorney unless the board has determined in accordance with rule 10.12 that a person other than the member appointing the proxy or attorney is entitled to the share; and

(c)	despite the revocation of the appointment of the proxy or attorney or the authority under which a third party appointed the proxy or attorney, unless the board determines otherwise.

11.11	No right to speak or vote if appointing member present

The appointment of a proxy or attorney is not revoked if the appointing member is present in person or by corporate representative at a general meeting, but the proxy or attorney must not speak or vote at the meeting while the appointing member is present, and the appointing member will retain the right to vote in lieu of the proxy or attorney.

11.12	Rights where 2 proxies or attorneys are appointed

Where a member appoints 2 proxies or attorneys to vote at the same general meeting:

(a)	if the appointment does not specify the proportion or number of the member’s votes each proxy or attorney may exercise, each may exercise half the member’s votes;

(b)	if the appointment specifies different ways to vote on the resolution, the proxy must not vote on a show of hands; and

(c)	on a poll, each proxy or attorney may only exercise votes in respect of those shares or voting rights the proxy or attorney represents.

11.13	More than one corporate representative present

If more than one corporate representative appointed by a member (and in respect of whose appointment the company has not received notice of revocation) is present at a general meeting then:

(a)	a corporate representative appointed for that particular meeting may act to the exclusion of a corporate representative whose appointment is a standing appointment; and

(b)	subject to paragraph (a) above, the corporate representative appointed most recently in time may act to the exclusion of a corporate representative appointed earlier.

11.14	More than two proxies or attorneys appointed

If the company receives notice of the appointment of a proxy or attorney in accordance with this constitution that results in more than 2 proxies or attorneys being entitled to act at a general meeting then, in determining which proxies or attorneys may act at that meeting, the board will determine which 2 attorneys or proxies may act at the general meeting.

11.15	Identity of person acting as corporate representative, proxy or attorney

(a)

The chair of a meeting may require a person acting as a corporate representative, proxy or attorney to establish to the chair’s satisfaction that the person is the person duly appointed to act. If the person fails to do so, the chair may exclude the person from attending or voting at the meeting or permit the person to exercise the powers of a corporate representative, proxy or attorney on the condition that, if required by the company, they produce evidence of the appointment within the time set by the chair.

(b)	The chair may delegate the chair’s powers under this rule 11.15 to any person.

12.	Share Capital

12.1	Power of board to issue shares

Subject to the Corporations Act, this constitution and any rights attaching to any class of shares, the board may issue, allot, grant options over or otherwise deal with or dispose of any shares to such persons, at such times, on such terms and for such consideration, as the directors think fit.

12.2	Alteration of share capital

Subject to the Corporations Act, this constitution and any rights attaching to any class of shares, the company may exercise the powers conferred by the Corporations Act to alter the company’s share capital including by:

(a)	reducing or buying back its share capital;

(b)	sub-dividing or consolidating all or any of its share capital; or

(c)	converting or reclassifying shares from one class to another,

and the board may take such action as the directors think fit to give effect to any resolution altering the company’s share capital.

12.3	Fractions of shares

If as a result of any issue of shares or any alteration to the company’s share capital any members would become entitled to fractions of a share, the board may deal with those fractions as the directors think fit, including by:

(a)	ignoring fractional entitlements or making cash payments in lieu of fractional entitlements;

(b)

rounding up each fractional entitlement to a whole share by capitalising any amount available for capitalisation under rule 16.3 (even though not all members may participate in that capitalisation); or

(c)	appointing a trustee to aggregate and sell the shares representing those fractions and to distribute the net proceeds of sale among members entitled to them.

12.4	Redeemable shares

Subject to the Corporations Act, the company may issue shares which are redeemable or liable to be redeemed at the option of the company or the holder and the directors may determine the terms, conditions and manner of redemption of such shares.

12.5	Preference shares

Subject to rule 12.6, the company may issue preference shares and may convert or reclassify any other issued shares into preference shares, including preference shares that are redeemable or convertible into ordinary shares, or may at the option of the company or the holder be redeemed or converted into ordinary shares.

12.6	Rights attaching to preference shares

The company may not issue preference shares unless the rights attaching to those preference shares are as set out in Schedule 2 or have otherwise been approved by members in accordance with the Corporations Act.

12.7	Variation of class rights

Whenever the share capital of the company is divided into different classes of shares:

(a)

all or any of the rights for the time being attached to any class of shares on issue may from time to time be varied in such manner as those rights may provide or, if no such provision is made, with the approval of the board and either:

(i)	with the consent in writing of the holders of 75% of the issued shares of that class; or

(ii)	with the authority of a special resolution passed at a separate meeting of the holders of those shares; and

(b)

unless the terms on which shares in that class were issued state otherwise, the provisions of this constitution relating to convening general meetings of the company, proceedings at general meetings, voting at general meetings and representation at general meetings apply to every separate meeting of the holders of a class of shares except that:

(i)	the quorum at any such meeting is 2 persons who hold shares of that class present in person, by corporate representative, by proxy or by attorney;

(ii)

a poll may be demanded by any one holder of shares of the class, or, if there is only one holder of shares in that class, that person present in person, by corporate representative, by proxy or by attorney; and

(iii)	on a poll, every holder of shares of the class has one vote in respect of every share of the class held by that holder.

12.8	Effect of share issue on class rights

The rights attached to any class of shares are not taken to be varied by the issue or creation of further shares ranking equally with them unless expressly provided by the terms of issue of the shares of that class.

12.9	Calls on shares, liens on shares, forfeiture and surrender of shares

The provisions of Schedule 3, Schedule 4 and Schedule 5 apply.

12.10	Joint holders of shares

The company is not bound to register more than 3 persons as the joint holders of any share. Where 2 or more persons are registered as the holders of a share, they hold it as joint tenants with rights of survivorship.

12.11	No recognition of third party interests

Except as required by law, the company may treat the registered holder of a share as the absolute owner of that share and:

(a)	is not required to recognise a person as holding any share on any trust, even if the company has notice of the trust; and

(b)

is not required to recognise, and is not bound by, any interest in or claim to any share, except for the registered holder’s absolute legal ownership of the share, even if the company has notice of that interest or claim.

12.12	Certificates for shares

If the company is required by the Corporations Act to issue certificates for any shares, or if the board otherwise determines to issue certificates for any shares, then the company:

(a)	must issue such certificates in accordance with the requirements of the Corporations Act and otherwise in such form as the directors think fit;

(b)	may cancel any certificates and replace lost, destroyed or damaged certificates in such manner as the directors think fit; and

(c)	is only required to issue one certificate in respect of any shares jointly held.

13.	Transfer of Shares

13.1	Method of transfer

Subject to this constitution, a share in the company is transferable:

(a)	by means of a written instrument of transfer in any usual form or any other form approved by the board and permitted by law and which:

(i)

has been signed by or on behalf of both the transferor or transferee (unless the transfer relates only to fully paid shares and the board has resolved that signature by the transferee is not required); or

(ii)	is a document that is, or is comprised of documents that together constitute, a sufficient transfer of that share under the Corporations Act; or

(b)	by any other method of transfer permitted by the Corporations Act.

13.2	Written instrument of transfer

A written instrument of transfer used to transfer a share in accordance with rule 13.1 must be:

(a)	duly stamped if required by law;

(b)	left for registration at the company’s registered office or, if different, the place where the Register is kept; and

(c)	accompanied by any information that the board properly requires to show the right of the transferor to make the transfer and the proper execution of the transfer.

13.3	Company to register transfers

(a)

Subject to the powers vested in the board by rules 13.4 and 13.5, if the company receives a transfer complying with rule 13.1 and, where applicable, rule 13.2, the company must register the transferee as the holder of the shares to which the transfer relates.

(b)

The company (or the company’s securities registry) may put in place, and require compliance with, reasonable processes and procedures in connection with determining the authenticity of an instrument of transfer, notwithstanding that this may prevent, delay or interfere with the registration of the relevant instrument of transfer.

(c)	The board may, to the extent the law permits, waive any of the requirements of rule 13.1 or 13.2 and prescribe alternative requirements instead, to give effect to rule 13.1 or for another purpose.

13.4	Obligation to refuse to register transfers

The board must refuse to register a transfer of shares if required to do so by:

(a)	the Corporations Act or any law; or

(b)	any provision of this constitution.

13.5	Power to refuse to register transfers

The board may refuse to register a transfer of shares if:

(a)	the company has a lien on any of the shares subject of the transfer;

(b)	registration of the transfer may breach the law applying in any state or territory of Australia or would be in breach of an order of any court;

(c)	the transfer is not in registrable form; or

(d)	the company is otherwise permitted to do so under the Corporations Act, or the terms of issue of the shares.

13.6	Notice of refusal to register transfer

If the board refuses to register a transfer of shares it must give written notice of the refusal as required by the Corporations Act. Failure to give such notice does not invalidate the decision of the board to refuse to register that transfer.

13.7	Suspension of registrations

The company may suspend registration of transfers of shares at the times and for the periods that the board determines provided that the period of suspension must not exceed 30 days in aggregate in any calendar year.

13.8	Effect of registration

Except as provided by any applicable law, a transferor of a share remains the holder of the share transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share.

13.9	No fee for registration of transfers

The company must not charge a fee for registering any transfer of shares.

13.10	Company to retain instrument of transfer

The company must retain every instrument of transfer which is registered for the period required by any applicable law.

13.11	Proportional takeover bids

The provisions of Schedule 6 apply.

14.	Transmission of Shares

14.1	Effect of statutory provisions

The provisions of this rule 14 have effect subject to the Corporations Act and to the Bankruptcy Act 1966 (Cth).

14.2	Transmission of shares on death

If a member dies, the only person or persons that the company will recognise as having any title to or interest in that member’s shares are:

(a)	if the member was a joint holder, the survivor; and

(b)	if the member was a sole or the only surviving holder, the personal representative of that member,

but nothing in this constitution releases the estate of a deceased member from any liability in respect of any share held by that member solely or jointly.

14.3	Rights of personal representative

A personal representative entitled to shares by reason of rule 14.2(b) is, on giving to the board such information as the board requires to prove the personal representative’s entitlement to the shares, entitled to the same rights as the deceased member whether or not registered as the holder of the shares.

14.4	Election by persons entitled on transmission

Subject to rule 14.6, if a person becomes entitled to a share as a result of:

(a)	the death of a member;

(b)	the bankruptcy of a member;

(c)	a member becoming of unsound mind or becoming a person whose assets are liable to be dealt with in any way under the law relating to mental health;

(d)	a member that is a body corporate being dissolved or deregistered;

(e)	the succession of another body corporate to the assets and liabilities of a member that is a body corporate; or

(f)	any other event giving rise to a transmission of that share by operation of law,

(each, a Transmission Event), then that person may make an election in accordance with rule 14.5 either to be registered as the holder of that share or to nominate another person to be registered as the holder of that share.

14.5	Manner of election

A person who makes an election under rule 14.4 must:

(a)	do so by notice in writing to the company;

(b)	produce such evidence as the board requires to prove that person’s entitlement to the share; and

(c)

in the case of an election nominating another person to be registered as the holder of that share, execute a transfer of the share to the person so nominated or take such other action as the directors may require to enable that other person to be registered as the holder of the share.

The provisions of this constitution applying to the transfer of shares generally apply to a transfer executed in accordance with this rule 14.5 as if that transfer were a transfer effected by the person from whom the person making the election derives their entitlement to the share and as if the event giving rise to the transmission of the share had not occurred.

14.6	Transfer executed before occurrence of Transmission Event

The directors may register or give effect to a transfer of a share executed by a member before the occurrence of a Transmission Event even if they have notice of the Transmission Event.

15.	Dividends

15.1	Decision to pay dividends

Subject to the Corporations Act, this constitution and any rights or restrictions for the time being attached to any class or classes of shares:

(a)	the board may cause to be paid any dividend required to be paid under the terms of issue of any share;

(b)

the board may decide to pay any other dividend that appears to the board to be justified by the financial position of the company and may decide that a dividend be paid on shares of one class but not another class, or at different rates for shares of different classes;

(c)	if the board decides to pay a dividend, it may fix the amount of the dividend, the time for determining entitlements to the dividend and the time for and method of payment of the dividend; and

(d)

the board may revoke a decision to pay a dividend if it appears to the board at any time before the dividend is paid that payment of the dividend is no longer justified by the financial position of the company, none of which requires confirmation at a general meeting.

15.2	Entitlements of fully paid and partly paid shares

Subject to this constitution and any rights or restrictions for the time being attached to any class or classes of shares on which a dividend is paid:

(a)	each share that is fully paid confers an entitlement to the full amount of the dividend decided by the board;

(b)

any share that is not fully paid confers an entitlement only to the proportion of the dividend decided by the board equal to the amount paid up on the share divided by the total of all amounts paid and payable on the share;

(c)

for the purposes of rule 15.2(b), no amount credited as paid on a share without payment in money or other valuable consideration being made to the company is taken to be paid up on the share and no amount paid on a share in advance of a call is taken to be paid up on the share until the due date for payment of the call; and

(d)

if an amount is paid on a share during the period to which the dividend relates, the amount paid up on that share for the purposes of rule 15.2(b) is taken to be the amount paid up on the share at the start of the period plus such proportion of the additional amount paid up during that period as is equal to the proportion of that period during which that additional amount was paid up.

15.3	Payment of dividends

(a)	Subject to this constitution, a dividend in respect of a share is payable:

(i)	to the person registered, or entitled to be registered under rule 13.3(a), as the holder of that share;

(ii)	if the board has fixed a time for determining entitlements to the dividend, at that time; and

(iii)	in any other case, on the date on which the dividend is paid,

and a transfer of a share that is not registered, or left with the company for registration under rule 13.2(b), on or before that time or date is not effective, as against the company, to pass any right to the dividend.

(b)	The provisions of rule 21 apply to the payment of any dividend.

15.4	No interest on dividends

Subject to rights attaching to any class of shares, no interest is payable by the company on a dividend.

15.5	Deductions from dividends

The board may deduct from any dividend payable to a member all sums presently payable by that member to the company on account of calls or otherwise in relation to shares in the company and may apply the amount deducted against the amount so payable.

15.6	Available sources for payment of dividends

When deciding to pay a dividend, the board may direct payment of the dividend from any available source permitted by law, including:

(a)

wholly or in part by the distribution of specific assets including fully paid shares or other securities of the company or of any other body corporate either generally or to specific members, in which case the provisions of rules 17.1 and 17.2 apply to any such distribution; and

(b)

to particular members wholly or in part out of any particular fund or reserve or out of profits derived from any particular source, and to the other members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.

15.7	Scrip dividend

When deciding to pay a dividend, the board may determine to offer members entitled to the dividend the right to elect to forego all or part of that dividend and to receive instead new shares credited as fully paid on such terms as the directors think fit. If the board makes such a determination, it may decide at any time before such new shares are issued to withdraw the right to receive shares and to pay the dividend in cash instead. Any such decision may be made before or after any election has been made by any member in respect of that dividend.

16.	Reserves and Profits

16.1	Reserves

The board may set aside out of the profits of the company such amounts as the directors think proper as a reserve, to be applied for any purpose for which the profits of the company may be properly applied, and may appropriate to the company’s profits any amount previously set aside as a reserve. Any amount set aside as a reserve is not required to be held separately from the company’s other assets and may be used by company or invested as the board thinks fit.

16.2	Carry forward of profits

The board may carry forward any part of the profits of the company that it decides not to distribute as dividends without transferring those profits to a reserve.

16.3	Capitalisation of reserves and profits

Subject to any rights or restrictions for the time being attached to any class or classes of shares:

(a)	the board may resolve to capitalise all or part of any amount standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to members;

(b)

the board may resolve to apply all or part of any amount so capitalised for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend in paying up any amounts unpaid on shares held by members or in paying up in full unissued shares or other securities to be issued to members as fully paid; and

(c)	if the board resolves to apply any amount for the benefit of members under rule 16.3(b):

(i)	the board must fix the time for determining entitlements to the application of that amount;

(ii)	if securities other than shares are to be issued to members under that resolution then rule 12.3 applies as if references in that rule to shares included references to those other securities; and

(iii)	the board may do all other things necessary to give effect to that resolution.

16.4	Agreement on behalf of members

If any amount is applied for the benefit of members pursuant to a resolution under rule 16.3(b), the company may make, as agent of those members, or the board may authorise any other person to make, as agent of those members, an agreement with the company under which those members accept either or both of the payment by the company on their behalf of all or part of the amount unpaid on their existing shares or the issue to them of new shares or other securities under the capitalisation. Any agreement made under this rule 16.4 is effective and binding on all the members concerned.

17.	Distribution of Assets

17.1	Distribution by way of dividend or return of capital

If the board resolves to pay any dividend or return any capital to members by way of reduction of capital or share buy-back or otherwise wholly or in part by way of distribution of specific assets (including fully paid shares or other securities of the company or of any other body corporate) either generally or to specific members, the board may:

(a)	value the assets to be distributed in such manner as the directors think fit;

(b)	vest the assets in such trustees and on such trusts for the benefit of the members entitled to the distribution of those assets as the directors think fit;

(c)	if the distribution of specific assets to a particular member or members is illegal or impracticable, determine to make cash payments in lieu of that distribution;

(d)

if members are entitled to fractions of a share or other security by reason of the distribution, determine to ignore fractional entitlements or to make cash payments in lieu of fractional entitlements; and

(e)	settle any other matter regarding the distribution as the directors think fit.

17.2	Agreement on behalf of members

If the company distributes specific assets to any members, the company may make, as agent of those members, or the board may authorise any other person to make, as agent of those members, an agreement with the company or any other person under which those members accept the transfer of those assets and, in the case of a distribution of shares of a body corporate or securities of a trust, agree to become members of that body corporate or holders of securities in that trust. No member is obliged to accept any shares, securities or other assets in respect of which there is any liability.

17.3	Distribution of assets on a winding up

Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a winding up of the company, the liquidator may, with the sanction of a special resolution of the company, distribute among the members the whole or any part of the assets of the company and may for that purpose:

(a)	decide how the assets are to be distributed as between the members or different classes of members;

(b)	value the assets to be distributed in such manner as the liquidator thinks fit; and

(c)	vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the members entitled to the distribution of those assets as the liquidator thinks fit.

No member is obliged to accept any shares, securities or other assets in respect of which there is any liability.

18.	Indemnity and Insurance

18.1	Indemnity

To the maximum extent permitted by law (including, without limitation, the Corporations Act), the company must indemnify each person who is or has been a director, secretary or other officer of the company or a wholly-owned subsidiary of the company against:

(a)	any liability incurred by the person in that capacity, other than a liability for legal costs covered under paragraphs (b) and (c) below;

(b)	all legal costs incurred in connection with, any civil, criminal, administrative or judicial proceedings or investigation in which that person becomes involved as a result of holding that office; and

(c)

all legal costs incurred in good faith in obtaining legal advice on issues relevant to the performance of that person’s functions and the discharge of that person’s duties as an officer of the company or a wholly-owned subsidiary of the company, except to the extent that the person is otherwise entitled to be indemnified and is actually indemnified by another person, including under any insurance policy.

18.2	Extent of indemnity

The indemnity in rule 18.1 applies to liabilities and legal costs incurred both before and after adoption of this constitution and is enforceable by a person:

(a)	without that person first having to incur any expense or make any payment; and

(b)	even though the person may have ceased to be an officer of the company or a wholly-owned subsidiary of the company.

18.3	Insurance

To the extent permitted by law, the company may pay or agree to pay a premium for a contract insuring a person who is or has been a director, secretary or other officer of the company or a wholly-owned subsidiary of the company against liability incurred by the person in that capacity, including a liability for legal costs.

18.4	Company may enter into contracts

The company may enter into a contract with a person who is or has been a director, secretary or other officer of the company or a wholly-owned subsidiary of the company setting out the rights and obligations of that person and the company with respect to the matters referred to in rules 18.1 to 18.3. A contract entered into pursuant to this rule 18.4 may also include provisions requiring the company to make payments to that person by way of advance of legal costs prior to the final disposition of the litigation, provided that such person provides an undertaking reasonably acceptable in form and substance to the board for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification and to give that person access to the accounting records and other books and documents of the company.

18.5	Indemnity not exclusive

Nothing in rule 18.1:

(a)	affects any other right or remedy that a person to whom those rules apply may have in respect of any liability referred to in those rules;

(b)	limits the capacity of the company to indemnify or provide or pay for insurance for any person to whom those rules do not apply; or

(c)	limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of this constitution.

19.	Seals and Execution of Documents

19.1	Common seal

The company may have a common seal. If the company has a common seal:

(a)	the directors must provide for the safe custody of the common seal;

(b)	it may also have a duplicate common seal; and

(c)	rule 19.2 applies in respect of the common seal and any duplicate common seal (and references in that rule to the common seal include references to any duplicate common seal).

19.2	Use of common seal

The common seal may only be used with the authority of the board, or of a committee of the board which is authorised by the board to authorise the use of the common seal. Every document to which the common seal is affixed must be signed by:

(a)	2 directors;

(b)	a director and a secretary; or

(c)	a director and another person appointed by the board to countersign that document or a class of documents in which that document is included.

19.3	Share certificate sealing and signing mechanics

The directors may decide, either generally or in any particular case, that the common seal and the signature of any director, secretary or other person is to be printed on or affixed to any certificate for shares by some mechanical or other means.

19.4	Execution of documents

Without limiting the ways in which the company can execute documents under the Corporations Act or otherwise, the company may execute a document if the document is approved by the board for execution and is signed by:

(a)	2 directors;

(b)	a director and a secretary; or

(c)

any person or persons authorised by the board for the purposes of executing that document or the class of document to which that document belongs (including any person or persons so authorised under a power of attorney given by the company in accordance with this constitution).

19.5	Signing of cheques and receipts

The board may determine how cheques, promissory notes, bankers’ drafts, bills of exchange and other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed on behalf of the company and how receipts for money paid to the company must be signed or otherwise executed.

20.	AUDIT, FINANCAL ACCOUNTS AND Inspection of Records

20.1	Audit

The financial statements of the company for each financial year must be audited by an auditor in accordance with Corporations Act. The auditor of the company must be appointed and removed from time to time in accordance with the Corporations Act.

20.2	Provision of financial statements

The board must cause the financial statements of the company to be prepared and provided to members as and when required by the Corporations Act.

20.3	Inspection by members

Subject to the Corporations Act, the board may determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other books and documents of the company or any of them will be open to the inspection of members. A member does not have the right to inspect any document of the company except as provided by law or this constitution or as authorised by the board or by the company in general meeting.

20.4	Inspection by current and former officers

In addition to any rights given by law, each person who is or has been a director, secretary or other officer of the company may access the accounting records and other books and documents of the company in accordance with the terms of any contract entered into under rule 18.4.

21.	Payments by the Company

21.1	Method of payment

The company may pay any dividend or other amount payable to a member in respect of a share:

(a)

by cheque payable to the member (or in the case of joint holders, payable to the joint holder first named in the Register) or to any other person that the member (or in the case of joint holders, all joint holders) may nominate by giving notice in writing to the company for this purpose;

(b)	by any electronic funds transfer system to any account that the member (or in the case of joint holders, all joint holders) may nominate by giving notice in writing to the company for this purpose; or

(c)	by any other means agreed between the company and the member (or in the case of joint holders, all joint holders).

The company may send any cheque referred to in rule 21.1(a) by post to the address of the member shown in the Register (or in the case of joint holders, to the address in the Register of the joint holder first named in the Register) or to any other address that the member (or in the case of joint holders, all joint holders) may nominate by giving notice in writing to the company for this purpose.

21.2	Persons entitled by transmission

The company may pay any dividend or other amount payable in respect of a share to any person entitled to the share as a result of a Transmission Event as if:

(a)	the person were registered as the holder of that share; and

(b)	any address notified by the person to the company in writing for this purpose were the address of the person in the Register.

21.3	Risk of payments

Each cheque and other payment made in accordance with rule 21.1 is made at the risk of the person or persons entitled to it and the company is not responsible for any amount lost or any delay in the receipt of any payment if the payment is made in accordance with that rule.

21.4	Currency of payments

The board:

(a)

may determine to pay any dividend or other amount payable in respect of a share in a currency other than Australian dollars and to convert the amount payable from Australian dollars to the currency of payment in such manner and at such exchange rate as the directors think fit; and

(b)

in making any determination under rule 21.4(a) may differentiate between members as to the currency in which any payment referred to in that rule is to be paid and may have regard to the registered addresses of members, any subregister or branch register on which shares are registered and any other matters that they consider appropriate.

Payment in another currency of any amount converted under this rule 21.4 is as between the company and a member adequate and proper payment of the amount payable.

21.5	Company unable to make payment

(a)	If at the time that any dividend or other amount becomes payable to a member:

(i)	the board has determined that payments will be made only by an electronic funds transfer system to an account nominated by the member; and

(ii)	the member has not nominated any such account under rule 21.1(b),

then the company may pay the dividend or other amount into an account of the company to be held until the member notifies the company in writing of a valid account into which the payment may be made by electronic funds transfer.

(b)	If at the time that any dividend or other amount becomes payable to a member:

(i)	the member does not have an address in the Register and has not nominated another address under rule 21.1; or

(ii)	the directors have reason to believe that the member is not known at the address for that member in the Register or at any other address nominated by the member under rule 21.1,

then, unless the member has nominated an account under rule 21.1(b), the company may pay the dividend or other amount into an account of the company to be held until the member notifies the company in writing of an address to which the payment may be sent by cheque or an account into which the payment may be made by electronic funds transfer.

21.6	Payment returned or rejected

If any cheque sent under rule 21.1(a) is returned to the company or if any electronic funds transfer made under rule 21.1(b) is refunded or rejected, the company may pay the dividend or other amount into an account of the company to be held until the member notifies the company in writing of an alternative address to which the payment may be sent by cheque or an alternative account into which the payment may be made by electronic funds transfer.

21.7	Terms on which amounts held

(a)	An amount credited to an account under rule 21.5 or 21.6 is to be treated as having been paid to the member at the time it is credited to that account.

(b)

The company is not a trustee of any amount paid into an account of the company under rule 21.5 or rule 21.6 and no member is entitled to any interest on any such amount. Any amount paid into such an account may be used by company or invested as the directors think fit or disposed of in accordance with the laws relating to unclaimed monies.

21.8	Reinvest unclaimed monies

(a)

If a cheque sent under rule 21.1(a) is not presented for payment for at least 11 calendar months after issue or an amount is held in an account under rule 21.6 for at least 11 calendar months (an “Unclaimed Amount”), the board may reinvest the Unclaimed Amount, after deducting reasonable expenses, into shares in the company on behalf of, and in the name of, the member concerned and may stop payment on the cheque.

(b)

Shares acquired under rule 21.8(a) may be acquired on market or by way of new issue at a price the board accepts is market price at the time. Any residual sum which arises from the reinvestment may be carried forward or donated to charity on behalf of the member, as the board decides.

(c)

The company’s liability to provide the Unclaimed Amount is discharged by an application under this rule 21.8. The board may do anything necessary or desirable (including executing any document) on behalf of the member to effect the application of an Unclaimed Amount under this rule 21.8.

(d)	The board may determine other rules to regulate the operation of this rule 21.8 and may delegate its power under this rule 21.8 to any person.

22.	Notices, Documents and Other Communications

22.1	Meaning of communication

In this rule 22, a reference to a communication includes a reference to any notice or other document.

22.2	Communications by the company to members

The company may give any communication to a member:

(a)	by delivering it personally to the member;

(b)	by sending it to the address for the member in the Register or an alternative address nominated by the member by giving notice in writing to the company for this purpose:

(i)	by ordinary post, if that address is in Australia; or

(ii)	by airmail, if that address is outside Australia;

(c)	by sending it to a fax number nominated by the member by giving notice in writing to the company for this purpose;

(d)

by sending it to an email or other electronic address, or by any other means of electronic communication, nominated by the member by giving notice in writing to the company for this purpose, in which case the company may give that communication to the member by attaching a file containing it to, or by providing a URL link to it from, the email or other electronic communication; or

(e)

where a member does not have a registered address or the company believes that member is not known at the member’s registered address, and the member has not nominated a fax number or email or other electronic address in accordance with paragraphs (c) or (d) above, all notices are taken to be:

(i)	given to the member if the notice is exhibited in the company’s registered office for a period of 48 hours; and

(ii)	served at the commencement of that 48 hour period, unless and until the member informs the company of the member’s address.

22.3	Additional rule for notices of meeting

Without limiting rule 22.2, if a member nominates, by giving notice in writing to the company for this purpose:

(a)	an electronic means by which the member may be notified that notices of meeting are available; and

(b)	an electronic means the member may use to access notices of meeting,

the company may give the member notice of the meeting by notifying the member using the means referred to in 22.3(a) that the notice of meeting is available and setting out how the member may use the electronic means referred to in rule 22.3(b) to access the notice of meeting.

22.4	Signature

A signature to any notice given by the company to a member under rules 22.2 or 22.3 may be printed or affixed by some mechanical, electronic or other means.

22.5	Communications by the company to directors

The company may give any communication to a director or alternate director:

(a)	by delivering it personally to him or her;

(b)	by sending it by ordinary post to his or her usual residential address or any other address he or she has nominated by giving notice in writing to the company for this purpose;

(c)	by sending it to any fax number he or she has nominated by giving notice in writing to the company for this purpose; or

(d)

by sending it to an email address or other electronic address he or she has nominated by giving notice in writing to the company for this purpose, in which case the company may give that communication to the director by attaching a file containing it to, or by providing a URL link to it from, the email or other electronic communication.

22.6	Communications given by members to the company

Without limiting the any other way that a communication may be given to the company under the Corporations Act or this constitution, a member may give any communication to the company:

(a)	by delivering it or sending it by ordinary post to the company’s registered office; or

(b)

if the company has specified any fax number, email address or other electronic address for the receipt of that any particular communication, by sending it to that fax number, email address or other electronic address.

22.7	Communications given by directors to the company

A director or alternate director may give any communication to the company:

(a)	by delivering it or sending it by ordinary post to the company’s registered office; or

(b)

if the company has notified the directors of any fax number, email address or other electronic address for the receipt of communications from the directors in that capacity, by sending it to that fax number, email address or other electronic address.

22.8	When communications taken to be received

A communication is taken to have been received:

(a)	if sent by ordinary post or airmail, on the day after it was put into the post;

(b)	if sent by fax, at the time shown in the transmission report as being the time at which the fax was sent;

(c)	if sent by email or other electronic communication under rule 22.2(d), at the time the email or other communication is sent;

(d)

if sent by email or other electronic communication under rule 22.5(d), 22.6(b) or 22.7(b) at the time the email or other communication is sent or, if the recipient has previously notified the sender that it requires the sender to request electronic verification of the receipt of the email or other electronic communication and such verification is able to be produced by the recipient’s system, when that verification is received by the sender; and

(e)	in the case of a notice of meeting given to a member under rule 22.3, on the day after the day on which the member is notified that the notice of meeting is available.

22.9	Joint holders

The company may give a communication to the joint holders of a share by giving it in any way authorised by rule 22.1 to the joint holder whose name first appears in the Register.

22.10	Persons entitled to shares by transmission

The company may give any communication to a person entitled to a share as a result of a Transmission Event:

(a)	by sending it to the person so entitled to any address, fax number, email address or other electronic address nominated by the person by giving notice in writing to the company for this purpose; or

(b)	in any way that the communication could have been sent if the Transmission Event had not occurred.

22.11	Transferee of shares

A person who becomes entitled to any shares registered in the name of a member as a result of a transfer of those shares is taken to have received, and is bound by, every communication given to the member in accordance with this rule 22 before that person’s name and address is entered in the Register in respect of those shares.

Schedule 1

B Class Share Terms

1.	Creation of B Class Shares

The company may issue a B class share to each Founder Holder in accordance with, and subject to, the terms of issue set out in this Schedule 1.

2.	No dividend rights

Each B class share does not confer on its holder any right to receive dividends.

3.	Return of capital

(a)

In the event of a return of capital, liquidation or winding up of the company, a B class share shall not confer on its holder any right to participate pro rata in any distribution of profits and assets of, and any proceeds received by, the company in excess of the total amount of capital paid-up by that holder upon issue of such B class share.

(b)	A sale of all or substantially all of the assets of the company shall be deemed to be a liquidation of the company for the purposes of paragraph 3(a).

4.	No right to bonus issue or capitalisation of profits

Each B class share does not confer on its holder any right to a bonus issue or capitalisation of profits determined by the board to be granted to the holder of any other class of shares in the company.

5.	Voting rights

At a general meeting of the company (and at any separate class meeting of the holders of B class shares) and in respect of any members’ resolution and in all other cases where members of the company may exercise voting rights, such holder is entitled to fifteen (15) votes for every fully paid ordinary share held by that holder (or its Affiliates) at the Record Time.

Other than as set out in this Schedule 1, each holder of a B class share will have all of the rights held by holders of ordinary shares in relation to voting by members, including the right to vote pari passu with holders of ordinary shares.

6.	Information

Each B class share gives its holder the same rights as the holder of an ordinary share to receive notices, reports and accounts and to attend and speak at general meetings of the company and to receive any other document sent by the company to its members.

7.	Transfer rights

(a)	B class shares are not transferable by the holder (other than to an Affiliate (as defined in paragraph 11) of that holder).

(b)

If any person, trust or corporation to whom a holder of a B class share (or an Affiliate) (“Original Transferor”) has transferred any B class share in accordance with paragraph 7(a) ceases to be an Affiliate of the Original Transferor at any time:

(i)

that Original Transferor must immediately procure that person, trust or corporation immediately transfers each relevant B class share back to the Original Transferor (who must purchase each relevant B class share); and

(ii)	all rights attaching to each B class share held by that person will be suspended until the transfer back to the Original Transferor has been completed.

8.	Redemption by the Company

Each B class share held by a holder will be redeemed by the company for $1.00 per B class share upon the earliest to occur of the following circumstances:

(a)	that holder (or its Affiliate or Founder in respect of such holder) ceases to be a director due to voluntary retirement in accordance with rule 4.5(a) of this constitution;

(b)	the transfer of any B class share by that holder (or an Affiliate) to another person in breach of paragraph 7 (which is unremedied within 20 Business Days);

(c)	the liquidation or winding up of the company; or

(d)	the date which is 12 years after the date upon which the company becomes first listed on a recognised stock exchange.

9.	Executive director nomination right

(a)

Each Founder Holder (or its Affiliate) who holds a B class share shall be entitled to designate a nominee for election to the board (“Founder Director”), and the company shall include such designees as nominees for election to the board at all applicable general meetings at which directors are to be elected. The Founder Director shall also be entitled to remain in an executive office of the company, subject to the terms of any employment or service contract between the relevant Founder Director and the company (or a related body corporate of the company).

(b)

A Founder Director will automatically cease to be a director, and must be immediately removed as a director, if that Founder Director is removed as a director where required under the Corporations Act or this constitution.

10.	Other rights and restrictions

Other than as set out in this Schedule 1 or as expressed in this constitution in relation to a B class share, each B class share carries the same rights and restrictions as an ordinary share.

11.	Definitions

For the purposes of this Schedule 1:

(a)	“Affiliate” means, in relation to a holder:

(i)	a person that Controls or is Controlled by that holder;

(ii)	a related body corporate of that holder; or

(iii)	a trust of which the trustee is the same person that Controls that holder or is an entity which is Controlled by that holder;

(b)

“Control” means the possession, directly or indirectly, of the power to direct the management, decision-making or policies of a person (whether through the ownership of voting securities, directorship positions, contract or otherwise), including within the meaning provided in section 50AA of the Corporations Act;

(c)	“Founder” means:

(i)	in respect of Awassi 1, William Roberts; and

(ii)	in respect of Awassi 2, Daniel Roberts; and

(d)	“Founder Holder” means:

(i)	Awassi Capital Holdings 1 Pty Ltd ACN 629 820 499 (as trustee for the Awassi Capital Trust #1) (“Awassi 1”); and

(ii)	Awassi Capital Holdings 2 Pty Ltd ACN 629 819 978 (as trustee for the Awassi Capital Trust #2) (“Awassi 2”).

Schedule 2

Preference Share Rights

1.	Dividend rights

Each preference share gives the holder a right to receive a dividend:

(a)	at the rate or of the amount, which in either case may be fixed or variable, decided by the board under the terms of issue;

(b)	which ranks for payment in priority to the payment of any dividend on the ordinary shares;

(c)	which ranks for payment in relation to the payment of any dividend on the shares in any other class of shares as decided by the board under the terms of issue; and

(d)	which is cumulative only if and to the extent the board decides under the terms of issue, and which is otherwise non-cumulative.

2.	Further rights to participate in profits

In addition to the rights to receive a dividend, each preference share may participate with the ordinary shares in the distribution of profits of the company if and to the extent that the board decides under the terms of issue.

3.	Rights to accrued dividends on winding up or redemption

Each preference share gives its holder the right in a winding up or, in the case of a redeemable preference share, on redemption, to payment of the amount of any dividend accrued but unpaid on the share at the date of winding up or redemption, as applicable, in priority to the ordinary shares and with the same priority in relation to shares in any other class of shares as applies in relation to payment of the dividend, unless otherwise provided for in the terms of issue.

4.	Rights to additional amounts on winding up or redemption

Each preference share gives its holder the right in a winding up or, in the case of a redeemable preference share, on redemption, to payment of any amount decided by the board under the terms of issue (which may include repayment of some or all of the amount paid or taken to be paid on issue of the share):

(a)	which ranks for payment in priority to payments on the ordinary shares; and

(b)	which ranks for payment in relation to payments on the shares in any other class of shares as decided by the board under the terms of issue.

5.	Rights to bonus issue or capitalisation of profits

If and to the extent the board decides under the terms of issue, a preference share may give its holder a right to a bonus issue or capitalisation of profits in favour of holders of that class of preference shares only.

6.	No other rights to participate in profits or assets of the company

Unless otherwise decided by the board under the terms of issue, a preference share does not give its holder any right to participate in the profits or assets of the company except as set out in this Schedule 2.

7.	Voting rights

Each preference shares gives its holder the right to vote at any general meeting of the company in the following circumstances:

(a)	on any proposal:

(i)	to reduce the share capital of the company;

(ii)	that affects rights attached to the preference share;

(iii)	to wind up the company; or

(iv)	for the disposal of the whole of the property, business and undertaking of the company;

(b)	on a resolution to approve the terms of a buy-back agreement;

(c)	during a period in which a dividend or part of a dividend on the preference share is in arrears; or

(d)	during the winding up of the company,

but does not give any right to vote at any general meeting of the company in any other circumstances unless otherwise decided by the board at the time of issue. The holder of a preference share who is entitled to vote in respect of that share under this Schedule 2 is, on a poll, entitled to the greater of one vote per preference share or such other number of votes specified in, or determined in accordance with, the terms of issue for the preference share.

8.	Information

Each preference share gives its holder the same rights as the holders of ordinary shares to receive notices, reports and accounts and to attend and speak at general meetings of the company.

9.	Redeemable preference shares

In the case of a redeemable preference share, the company must redeem the share, pay the amount payable on redemption of the share or otherwise deal with the redemption, in accordance with the terms of issue.

10.	Convertible shares

Any ordinary shares arising on the conversion of a convertible preference share in accordance with the terms of its issue will, at the time of conversion and without any further act, have the same rights as, and rank equally with all other fully paid ordinary shares on issue, except to the extent that the terms of issue of the convertible preference share provide otherwise in relation to dividends paid on ordinary shares after conversion.

Schedule 3

Calls on Shares

1.	Terms of issue

The board may, when the company issues shares, determine that calls on shares issued to members are to be payable at different times and in different amounts.

2.	Board’s power to make calls

Subject to the terms on which any shares are issued, the board may:

(a)	make calls on the members in respect of any amount unpaid on their shares which is not by the terms of issue of those shares made payable at fixed times;

(b)	require a call to be paid by instalments; or

(c)	revoke or postpone a call.

3.	Time of call

A call is taken to made at the time specified in the resolution of the board authorising the call or, if no such time is specified, at the time that the resolution is passed.

4.	Notice of calls

The company must give notice of a call to each member upon whom the call is made at least 10 Business Days before the amount called is due to be paid specifying the amount of the call, the time for payment and the manner in which payment must be made. The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any member does not invalidate the call.

5.	Liability for calls

Each member must pay to the company at the time and in the manner specified in the notice of call the amount called on the member’s shares. The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

6.	Fixed instalments taken to be calls

If the terms of issue of a share require an amount to be paid in respect of the share at a fixed date, the amount so payable must be treated under this constitution as if a call for that amount had been made in accordance with this constitution in such a way that the call is payable on that fixed date (and all provisions of this constitution relating to non-payment of calls apply equally to any non-payment of the amount required to be paid on that date).

7.	Reimbursement of payments

(a)	If the company becomes liable for any reason under a law to make a payment:

(i)	in respect of shares held solely or jointly by a member;

(ii)	in respect of a transfer or transmission of shares by a member;

(iii)	in respect of dividends, bonuses or other amounts due or payable or which may become due and payable to a member; or

(iv)	in any other way for, on account of or relating to a member,

paragraphs 7(b) and 7(c) apply, in addition to any right or remedy the company may otherwise have.

(b)	The member or, if the member is dead, the member’s legal personal representative, must:

(i)	fully indemnify the company against that liability;

(ii)	on demand reimburse the company for any payment made; and

(iii)

pay interest on the unpaid part of the amount payable to the company under paragraph 7(b)(ii) from the date of demand until the date the company is reimbursed in full for that payment, at a rate determined under paragraph 8.

(c)	The board may:

(i)	exempt a share from all or part of this paragraph 7; and

(ii)	waive or compromise all or part of any payment or interest due to the company under this paragraph 7.

(d)

Any amount payable to the company under this paragraph 7 is taken to be a debt due to the company and must be treated as if a call for that amount had been made in accordance with this constitution in such a way that the call is payable on the date on which the demand for payment under this paragraph 7 is made by the company (and all provisions of this constitution relating to non-payment of calls apply equally to the debt).

8.	Interest, cost and expenses

If any amount called or otherwise payable to the company in respect of a share is not paid before or on the day appointed for payment, then unless the board determines otherwise, the person from whom the amount is due must pay:

(a)	interest on the amount from the day appointed for its payment to the time of actual payment at the rate of 5% above the Reference Rate, or such lower rate as may be fixed by the board; and

(b)	all reasonable costs and expenses incurred by the company by reason of non-payment or late payment of the sum.

Any interest payable under this paragraph 8 accrues daily and may be capitalised monthly or at such other intervals as the board decides.

9.	Prepayments of calls

The board may accept from a member the whole or a part of the amount unpaid on a share even if that amount has not been called, in which case:

(a)	the amount accepted is to be treated as a loan to the company, not as share capital of the company until the date on which the amount is payable under a call;

(b)	the amount is not to be taken into account in determining an entitlement to vote or the amount of any dividend in respect of any share;

(c)

the board may authorise payment by the company of interest on the whole or any part of an amount so accepted until the amount becomes payable, at a rate, not exceeding the Reference Rate or 5%, as may be agreed between the board and the member paying the amount; and

(d)	the board may repay any amount so accepted at any time until the amount becomes payable.

10.	Proceedings to recover calls

(a)	In a proceeding to recover a call, or an amount payable due to the failure to pay or late payment of a call, proof that:

(i)	the name of the defendant is entered in the register as the holder or one of the holders of the share on which the call is claimed;

(ii)	the resolution making the call is recorded in the minute book; and

(iii)	notice of the call was given to the defendant complying with this constitution,

is conclusive evidence of the obligation to pay the call and it is not necessary to prove the appointment of the board who made the call or any other matter.

(b)	In paragraph 10(a), defendant includes a person against whom the company alleges a set-off or counterclaim, and a proceeding to recover a call or an amount is to be interpreted accordingly.

SCHEDULE 4

Liens on Shares

1.	Lien on shares generally

The company has a first and paramount lien on every share for:

(a)

all amounts payable in respect of the share which have been called or which are payable at a fixed time and have become due (including all interest payable to the company in respect of the unpaid amount under the terms of this constitution);

(b)	all amounts that the company has been called on by law to pay and has paid in respect of the share; and

(c)	all reasonable costs and expenses incurred by the company in respect of such amounts.

2.	Lien in respect of loans under employee incentive scheme

To the extent permitted by the Corporations Act and any other applicable law, the company has a first and paramount lien on every share registered in the name of a member for all amounts which remain payable to the company by that member under loans made to the member to acquire shares under an employee incentive scheme, provided that the company will not provide any loans to a member who is a director, officer or key management personnel in relation to the company to the extent that such loan would not be permitted by applicable law.

3.	Lien on dividends and distributions

The company’s lien on a share extends to all dividends and other distributions payable in respect of the share. The directors may retain those dividends or distributions and may apply them in or towards satisfaction of all amounts due to the company in respect of which the lien exists.

4.	Exemption and release from lien

The directors may determine either generally or in any particular case to exempt a share from the provision of this Schedule 4. The company’s lien on a share is released if a transfer of that share is registered without the company giving notice of the lien to the transferee.

5.	Protection of lien

The board may do anything necessary or desirable (to the extent permitted by law) to protect any lien, charge or other right to which the company is entitled under this constitution or under any law.

6.	Enforcement of lien

If an amount is due and payable by a member in respect of a share on which the company has a lien then:

(a)

the company may give notice to the member (or any other person entitled to the share by reason of the death or bankruptcy of the member) demanding payment of that amount and giving notice of intention to sell the share if such payment is not made; and

(b)

if the amount set out in the notice is not paid within 10 Business Days after the notice has been given by the company, the company may sell the share to such person, on such terms and in such manner as the directors think fit.

7.	Completion of sale under lien

To give effect to a sale of shares under paragraph 6, the company may:

(a)	take any action that may be required to move those shares from one part of the Register to another or to convert those shares from uncertificated form to certificated form; and

(b)	execute a transfer of the shares and execute all other documents and take all other steps necessary or desirable to transfer the shares to the relevant buyer; and

(c)	receive any consideration given for the shares sold.

The buyer is not bound to see to the application of any consideration provided for the shares nor will the buyer’s title to the shares be affected by any irregularity or invalidity in connection with the sale.

8.	Application of proceeds of sale

(a)

The proceeds of a sale made under a lien must be applied by the company in payment of, first, the expenses of the sale, and, second, the amount due and payable in respect of the shares sold, and any residue must be paid to the person who was entitled to the shares immediately before the sale in accordance with the provisions of rule 21.

(b)

Until the proceeds of a sale of a share sold by the company are claimed or otherwise disposed of according to law, the board may invest or use the proceeds in any other way for the benefit of the company.

9.	Continuing liability

If the net proceeds of a sale made under a lien are less than the sum of all amounts due and payable in respect of the shares sold, the person whose shares have been sold must pay that shortfall amount to the company.

10.	Remedy limited to damages

The remedy of a member in respect of the sale of any shares under this Schedule 4 is expressly limited to a right of action in damages against the company to the exclusion of any other right, remedy or relief against any other person.

SCHEDULE 5

Forfeiture and Surrender of Shares

1.	Notice requiring payment of call

If a member fails to pay a call or instalment of a call on or before the day appointed for payment, the board may, at any time while any part of the call or instalment remains unpaid, give notice to the member requiring payment of the unpaid amount, together with any accrued interest and all costs and expenses incurred by the company incurred as a result of the non-payment. The notice must:

(a)	specify another day (being no earlier than 10 Business Days after the date of the notice) on or before which the payment required by the notice is to be made;

(b)	specify the manner in which payment must be made; and

(c)	state that, if payment is not made in the manner specified on or before the date specified, the shares in respect of which the call was made are liable to be forfeited.

2.	Forfeiture of shares

If the requirements of a notice served under paragraph 1 have not been complied with in respect of any share then the board may at any time before the payment required by the notice has been made pass a resolution forfeiting that share together with all dividends and other distributions declared on that share but not paid or distributed before the forfeiture.

3.	Notice of forfeiture

If any share is forfeited, notice of the forfeiture must be given to the member in whose name the share was registered immediately before the forfeiture and the fact of the forfeiture and the date of forfeiture must be entered immediately in the Register. Failure by the company to give such notice or to enter the forfeiture on the Register does not invalidate the forfeiture.

4.	Consequences of forfeiture

A person whose shares have been forfeited:

(a)

ceases to be a member in respect of the forfeited shares at the time and on the date of the passing of the board resolution approving the forfeiture and has no claims or demands against the company in respect of those shares;

(b)	loses all rights and entitlements to dividends and other distributions on the shares except as provided in this constitution; and

(c)

remains liable to pay to the company all money that, at the date of forfeiture, was payable by that person to the company in respect of the forfeited shares and must pay interest on the amount unpaid at the rate of 5% above the Reference Rate, or such lower rate as may be fixed by the board, from the date of forfeiture to the date of payment.

5.	Company’s power to deal with forfeited shares

Subject to the Corporations Act, a forfeited share becomes the property of the company and the board may:

(a)	sell, re-issue or otherwise dispose of a forfeited share to such person, on such terms and in such manner as the directors think fit; or

(b)	cancel a forfeited share in accordance with the provisions of the Corporations Act.

6.	Completion of sale, reissue or other disposal after forfeiture

To give effect to a sale, reissue or other disposal of shares under paragraph 5 the company may:

(a)	take any action that may be required to move those shares from one part of the Register to another or to convert those shares from uncertificated form to certificated form;

(b)	execute a transfer of the shares and execute all other documents and take all other steps necessary or desirable to transfer or dispose of those shares to the relevant transferee; and

(c)	receive any consideration given for the shares sold or disposed of.

The transferee of the shares is not bound to see to the application of any consideration provided for the shares nor will the transferee’s title to the shares be affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the shares.

7.	Application of proceeds of sale, reissue or other disposal

The proceeds of a sale, reissue or other disposal made after forfeiture must be applied by the company in payment of, first, the expenses of the sale, reissue or other disposal, and, second, the satisfaction of any liability to the company in respect of the forfeited shares, and any residue must be paid to the person entitled to the shares immediately before forfeiture in accordance with the provisions of rule 21.

8.	Revival of rights

On completion of a sale, reissue or other disposal of shares under paragraph 6, the rights which attach to the share which were extinguished under paragraph 4 revive.

9.	Evidence of forfeiture

A written statement by a director or a secretary of the company that a share in the company has been:

(a)	duly forfeited under paragraph 2; or

(b)

duly sold, reissued or otherwise disposed of under paragraph 5(a) on a date stated in the statement is conclusive evidence of the facts stated as against all persons claiming to be entitled to the share, and of the right of the company to forfeit, sell, reissue or otherwise dispose of the share.

10.	Surrender of shares

The board may accept the surrender of any share which they are entitled to forfeit on any terms that they think fit and any share so surrendered may be dealt with in the same manner as a forfeited share.

11.	Board discretion

The board may:

(a)	exempt a share from all or part of this Schedule 5;

(b)	waive or compromise all or part of any payment due to the company under this Schedule 5; or

(c)	before a forfeited share has been sold, reissued or otherwise disposed of, cancel the forfeiture on the conditions it decides.

12.	Remedy limited to damages

The remedy of a member in respect of the sale of any shares under this Schedule 5 is expressly limited to a right of action in damages against the company to the exclusion of any other right, remedy or relief against any other person.

SCHEDULE 6

Proportional Takeover Bids

1.	Resolution required for transfer under proportional takeover bid

Subject to paragraph 7 but despite any other provision of this constitution, a transfer of shares or other securities in the company giving effect to a contract resulting from acceptance of an offer made under a proportional takeover bid must not be registered unless and until a resolution approving the bid is passed or taken to be passed in accordance with paragraph 6.

2.	Board’s obligations where offers made under proportional takeover bid

If offers are made under a proportional takeover bid for any class of shares or other securities in the company, the board must:

(a)

either convene a meeting of the persons entitled to vote on the approving resolution in accordance with paragraph 4 or conduct a postal ballot of all persons entitled to vote on the approving resolution in accordance with paragraph 5; and

(b)	ensure that the approving resolution is voted on at that meeting or by means of that ballot before the day that is 14 days before the last day of the bid period.

3.	Persons entitled to vote

The only persons entitled to vote on the approving resolution are those persons (other than the bidder or any associate of the bidder) who, as of the end of the day on which the first offer under the proportional takeover bid was made, held shares or other securities of the company in the bid class. Each person who is entitled to vote is entitled to one vote for each share or other security in the bid class held by that person at that time.

4.	Procedure for meeting

If the board determines under paragraph 2(a) to convene a meeting of persons entitled to vote on the approving resolution, then, subject to paragraph 3, that meeting must be convened and conducted, as if it were a general meeting of the company convened and conducted in accordance with this constitution and the Corporations Act with such modifications as the board determines are required in the circumstances.

5.	Procedure for ballot

If the board determines under paragraph 2(a) to conduct a postal ballot of persons entitled to vote on the approving resolution, then:

(a)

notice of the postal ballot and a personalised ballot paper specifying the name of the person entitled to vote must be sent to all persons entitled to vote on the resolution not less than 14 days before the date specified in the notice for closing of the postal ballot, or such lesser period as the board determines;

(b)

the notice must contain the text of the approving resolution and specify the date for closing of the ballot, may specify circumstances in which and the process by which a postal ballot may be revoked and may contain such other information as the directors think fit;

(c)	a postal ballot is only valid if the ballot paper is duly completed and:

(i)	if the person entitled to vote is an individual, signed by the individual or a duly authorised attorney; or

(ii)	if the person entitled to vote is a corporation, executed under seal or as permitted by the Corporations Act or by a duly authorised officer or duly authorised attorney;

(d)

a postal ballot is only valid if the ballot paper and the power of attorney or other authority, if any, under which the ballot paper is signed or a certified copy of that power or authority is or are received by the company before close of business on the date specified in the notice of postal ballot for closing of the postal ballot at the company’s registered office or at such other place as is specified for that purpose in the notice of postal ballot; and

(e)

the non-receipt of a notice of postal ballot or ballot paper by, or the accidental omission to give a notice of postal ballot or ballot paper to, a person entitled to receive them does not invalidate the postal ballot or any resolution passed under the postal ballot.

6.	When approving resolution passed or rejected

If an approving resolution is voted on in accordance with this Schedule 6 then it is to be taken to have been passed if more than 50% of the votes cast on it are in favour of it and otherwise is taken to have been rejected. If an approving resolution has not been voted on in accordance with this Schedule 6 by the end of the day that is 15 days before the last day of the bid period, then an approving resolution is taken to have been passed.

7.	When proportional takeover rules cease to have effect

The provisions of this Schedule 6 cease to have effect if:

(a)	the provisions in this Schedule 6 have not been renewed in accordance with the Corporations Act, on the day which is 3 years after the date on which those provisions were adopted by the company; and

(b)	if those provisions have been renewed in accordance with the Corporations Act, on the day which is 3 years after the date on which those rules were last renewed.